    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 29, 2001.
                                            REGISTRATION STATEMENT NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       ----------------------------------

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                       ----------------------------------

                          AVALONBAY COMMUNITIES, INC.
             (Exact Name of Registrant as specified in its charter)

                  MARYLAND                                      77-0404318
          (State of Incorporation)                 (I.R.S. Employer Identification No.)

                       ----------------------------------

                       2900 EISENHOWER AVENUE, SUITE 300
                           ALEXANDRIA, VIRGINIA 22314
                                 (703) 329-6300
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                       ----------------------------------

                               RICHARD L. MICHAUX
                               EXECUTIVE CHAIRMAN
                          AVALONBAY COMMUNITIES, INC.
                       2900 EISENHOWER AVENUE, SUITE 300
                           ALEXANDRIA, VIRGINIA 22314
                                 (703) 329-6300
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                       ----------------------------------

                                WITH COPIES TO:
                             DAVID W. WATSON, P.C.
                              GOODWIN PROCTER LLP
                                 EXCHANGE PLACE
                        BOSTON, MASSACHUSETTS 02109-2881
                                 (617) 570-1000

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this form is used to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                       ----------------------------------

                        CALCULATION OF REGISTRATION FEE

 TITLE OF SECURITIES       AMOUNT TO BE       PROPOSED MAXIMUM OFFERING     PROPOSED MAXIMUM AGGREGATE        AMOUNT OF
   BEING REGISTERED        REGISTERED(1)          PRICE PER UNIT(2)             OFFERING PRICE(3)        REGISTRATION FEE(4)
Debt Securities
Preferred Stock            $750,000,000                  N.A.                      $750,000,000               $181,250
Common Stock(5)

(1) The amount to be registered consists of up to $750,000,000 of an indeterminate amount of Debt Securities, Preferred Stock and/or Common Stock. Pursuant to Rule 429 under the Securities Act of 1933, as amended (the "Securities Act"), this amount includes $25,000,000 of securities being carried forward from the earlier Registration Statement on Form S-3
    (No. 333-60875), which have not been previously sold. There is also being registered hereunder such currently indeterminate number of shares of Common Stock as may be issued upon conversion of the Debt Securities or the Preferred Stock registered hereby and shares of Preferred Stock as may be issued upon conversion of the Debt Securities registered hereby.

(2) The proposed maximum offering price per unit has been omitted pursuant to Securities Act Release No. 6964.

(3) Estimated solely for purposes of computing the registration fee. No separate consideration will be received for securities issued upon conversion of Debt Securities or Preferred Stock.

(4) The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act. Pursuant to Rule 429 under the Securities Act, the amount of $25,000,000 of securities covered by the earlier Registration Statement on Form S-3 (No. 333-60875) is being carried forward and the corresponding registration fee of $6,250 was previously paid at the time of filing.

(5) This Registration Statement also relates to the rights (the "Rights") to purchase shares of Series E Junior Participating Cumulative Preferred Stock of the Registrant which are attached to all shares of Common Stock outstanding as of, and issued subsequent to, March 10, 1998, pursuant to the terms of the Registrant's Shareholder Rights Agreement, dated March 9, 1998, as amended. Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates for Common Stock and will be transferred with and only with such Common Stock.

    The Prospectus contained in this Registration Statement relates to and constitutes a Post-Effective Amendment to the Registration Statement on Form S-3 (No. 333-60875) of the Registrant, and it is intended to be the combined prospectus referred to in Rule 429 under the Securities Act.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                  SUBJECT TO COMPLETION, DATED MARCH 29, 2001
THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                   PROSPECTUS

                          AVALONBAY COMMUNITIES, INC.

                                  $750,000,000

                                DEBT SECURITIES
                                PREFERRED STOCK
                                  COMMON STOCK

                               ------------------

    This prospectus provides you with a general description of debt and equity securities that AvalonBay Communities, Inc. may offer and sell from time to time. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of that sale and may add to or update the information in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest in our securities.

    Our common stock is listed on the New York Stock Exchange and the Pacific Exchange under the symbol "AVB."

    INVESTING IN OUR SECURITIES INVOLVES VARIOUS RISKS. BEGINNING ON PAGE 1, WE HAVE DISCUSSED SEVERAL "RISK FACTORS" THAT YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

                            ------------------------

                                 March   , 2001

                            ------------------------

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------

Risk Factors................................................         1

Forward-looking Statements..................................         8

About this Prospectus.......................................        10

Where You Can Find More Information.........................        10

About AvalonBay Communities, Inc............................        11

Ratios of Earnings to Combined Fixed Charges and Preferred
  Stock Dividends...........................................        11

Ratios of Earnings to Fixed Charges.........................        12

How We Intend to Use the Proceeds...........................        13

Description of the Debt Securities..........................        13

Description of Preferred Stock..............................        28

Description of Common Stock.................................        34

Limits on Ownership of Stock................................        36

Federal Income Tax Considerations and Consequences of Your
  Investment................................................        38

How We Plan to Sell the Securities..........................        50

Experts.....................................................        52

Legal Opinions..............................................        52

    Unless the context otherwise requires, all references to "we," "us," "our," "our company," "AvalonBay," or similar expressions in this prospectus refer collectively to AvalonBay Communities, Inc., a Maryland corporation, and its subsidiaries, and their respective predecessor entities for the applicable periods, considered as a single enterprise.

                                  RISK FACTORS

    BEFORE YOU INVEST IN OUR SECURITIES, YOU SHOULD BE AWARE THAT THERE ARE RISKS IN MAKING AN INVESTMENT, INCLUDING THOSE DESCRIBED BELOW. YOU SHOULD CONSIDER CAREFULLY THESE RISK FACTORS TOGETHER WITH ALL OF THE INFORMATION INCLUDED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS BEFORE YOU DECIDE TO PURCHASE OUR SECURITIES. THIS SECTION INCLUDES OR REFERS TO FORWARD-LOOKING STATEMENTS. YOU SHOULD REFER TO THE EXPLANATION OF THE QUALIFICATIONS AND LIMITATIONS ON FORWARD-LOOKING STATEMENTS DISCUSSED ON PAGE 8.

DEVELOPMENT AND CONSTRUCTION RISKS COULD AFFECT OUR PROFITABILITY.

    We intend to continue to develop and redevelop apartment home communities. Our development and redevelopment activities may be exposed to the following risks:

    - we may be unable to obtain, or experience delays in obtaining, necessary zoning, land-use, building, occupancy, and other required governmental permits and authorizations, which could result in increased costs;

    - we may abandon development and redevelopment opportunities that we have already begun to explore, and, as a result, we may fail to recover expenses already incurred in exploring these development and redevelopment opportunities;

    - we may incur construction, reconstruction, development or redevelopment costs for a community that exceed our original estimates due to increased material, labor or other costs, and we may not be able to increase rents to compensate for the increase in these costs;

    - occupancy rates and rents at a newly completed or redeveloped community may fluctuate depending on a number of factors, including market and economic conditions and the development by competitors of competing communities, and this may result in the community not being profitable;

    - we may be unable to complete construction and lease-up of a community on schedule, resulting in increased debt service expense and construction or reconstruction costs; and

    - we may be unable to obtain financing with favorable terms for the proposed development of a community, which may cause us to be unable to proceed with its development.

    Construction costs have been increasing in our markets, and the cost to develop communities or redevelop acquired communities has, in some cases, exceeded our original estimates. We may experience similar cost increases in the future. If we are not able to charge rents that will be sufficient to offset the effects of any increases in construction costs, our profitability could be less than anticipated.

UNFAVORABLE CHANGES IN MARKET AND ECONOMIC CONDITIONS COULD HURT OCCUPANCY OR RENTAL RATES.

    The market and economic conditions in Northern and Southern California and selected states in the Mid-Atlantic, Northeast, Midwest and Pacific Northwest regions of the United States may significantly affect occupancy or rental rates at our communities in those regions. This, in turn, may significantly affect our profitability and our ability to satisfy our financial obligations. The risks that may affect conditions in those markets include the following:

    - plant closings, industry slowdowns and other factors that adversely affect the local economy;

    - an oversupply of, or a reduced demand for, apartment homes;

    - a decline in household formation or employment growth that adversely affects occupancy or rental rates;

    - the inability or unwillingness of residents to pay rent increases; and

    - rent control or rent stabilization laws, or other laws regulating housing, that could prevent us from raising rents to offset increases in operating costs.

INCREASED COMPETITION COULD LIMIT OUR ABILITY TO LEASE APARTMENT HOMES OR INCREASE OR MAINTAIN RENTS.

    Our apartment communities compete with other housing alternatives to attract residents, including other rental apartments, condominiums and single-family homes that are available for rent, as well as new and existing condominiums and single-family homes for sale. Competitive residential housing in a particular area could adversely affect our ability to lease apartment homes and to increase or maintain rents.

ATTRACTIVE INVESTMENT OPPORTUNITIES MAY NOT BE AVAILABLE, WHICH COULD ADVERSELY AFFECT OUR PROFITABILITY.

    We expect that other real estate investors will compete with us to acquire existing properties and to develop new properties. These competitors, including insurance companies, pension and investment funds, partnerships, investment companies and other apartment REITs, may have greater resources than we do. This competition could increase prices for properties of the type we would likely pursue. As a result, we may not be able, or have the opportunity, to make suitable investments on favorable terms in the future. This could adversely affect our profitability.

INSUFFICIENT CASH FLOW COULD AFFECT OUR DEBT FINANCING AND CREATE REFINANCING RISK.

    We are subject to the risks normally associated with debt financing, including the risk that our cash flow will be insufficient to meet required payments of principal and interest. The principal outstanding balance on a portion of our debt will not be fully amortized prior to its maturity. Although we may be able to repay our debt by using our cash flows, we cannot assure you that we will have sufficient cash flows available to make all required principal payments. Therefore, we may need to refinance at least a portion of our outstanding debt as it matures. There is a risk that we may not be able to refinance existing debt or that the terms of any refinancing will not be as favorable as the terms of the existing debt.

RISING INTEREST RATES WOULD INCREASE INTEREST COSTS AND COULD AFFECT THE MARKET PRICE OF OUR COMMON STOCK.

    We currently have, and may in the future incur, variable interest rate debt under credit facilities as we acquire, construct and reconstruct apartment communities, as well as for other purposes. Accordingly, if interest rates increase, our interest costs will also rise, unless we have made arrangements that hedge the risk of rising interest rates. In addition, an increase in market interest rates may lead purchasers of our common stock to demand a higher annual dividend yield, which could adversely affect the market price of our outstanding shares of common stock.

BOND FINANCING COMPLIANCE REQUIREMENTS COULD LIMIT OUR INCOME, RESTRICT THE USE OF COMMUNITIES AND CAUSE FAVORABLE FINANCING TO BECOME UNAVAILABLE.

    We have financed some of our apartment communities with obligations issued by local government agencies or instrumentalities because the interest paid to the holders of this debt is generally exempt from federal income taxes. These obligations are commonly referred to as "tax-exempt bonds" and generally must be secured by communities.

    The compliance requirements for our current tax-exempt bonds limit, and the requirements of any future tax-exempt bond financings may limit, the potential income from communities that are subject to this financing. This is because under the terms of our current tax-exempt bonds, we must comply with restrictions on the use of the communities that we financed with these bonds, including a requirement that we make some of the apartments available to low and middle income households.

    In addition, some of our tax-exempt bond financing documents require us to obtain a guarantee from a financial institution of payment of the principal of, and interest on, the bonds. The guarantee may take the form of a letter of credit, surety bond, guarantee agreement or other additional collateral. If the financial institution defaults in its guarantee obligations, or if we are unable to renew the applicable guarantee or otherwise post satisfactory collateral, a default will occur under the applicable tax-exempt bonds and the community could be foreclosed upon.

FAILURE TO GENERATE SUFFICIENT REVENUE COULD LIMIT CASH FLOW AVAILABLE FOR DISTRIBUTIONS TO STOCKHOLDERS.

    If our communities do not generate revenues sufficient to meet our operating expenses, including debt service and capital expenditures, our cash flow would decrease. This decrease in cash flow could have an adverse effect on our ability to pay distributions to our stockholders and our ability to maintain our status as a real estate investment trust (REIT). Significant expenditures associated with each community such as debt service payments, if any, real estate taxes, insurance and maintenance costs are generally not reduced when circumstances cause a reduction in income from a community.

DIFFICULTY OF SELLING APARTMENT COMMUNITIES COULD LIMIT FLEXIBILITY.

    Real estate in our markets can be hard to sell, especially if market conditions are poor. This may limit our ability to change or reduce the apartment communities in our portfolio promptly in response to changes in economic or other conditions. In addition, federal tax laws may limit our ability to earn a gain on the sale of a community if we have owned it for too short a period of time, and this limitation may affect our ability to sell communities without adversely affecting returns to our stockholders.

ACQUISITIONS MAY NOT YIELD ANTICIPATED RESULTS.

    We may, in the future, acquire apartment communities on a select basis. Our acquisition activities and their success may be exposed to the following risks:

    - an acquired property may fail to perform as we expected in analyzing our investment; and

    - our estimate of the costs of repositioning or redeveloping an acquired property may prove inaccurate.

RISK OF EARTHQUAKE DAMAGE IN CALIFORNIA MARKETS.

    Many of our West Coast communities are located in the general vicinity of active earthquake faults. In July 1998, we obtained a seismic risk analysis from an engineering firm, which estimated the probable maximum loss, or PML, for each of the 60 West Coast communities that we owned at that time and for each of the five West Coast communities under development at that time. To establish a PML, the engineers define a severe earthquake event for the applicable geographic area as an earthquake that has only a 10% likelihood of occurring over a 50-year period. The PML is the building damage and business interruption loss that is estimated to have only a 10% probability of being exceeded in the event of such an earthquake. Because a significant number of our communities are located in the San Francisco Bay Area, the engineers' analysis assumed an earthquake on the Hayward Fault with a Richter Scale magnitude of 7.1 as such a severe earthquake. Based on this earthquake scenario, the engineers determined the aggregate PML at that time to be $113,000,000 for the 60 West Coast communities that we owned at that time and the five West Coast communities then under development. The actual aggregate PML could be higher or lower as a result of variations in soil classifications and structural vulnerabilities. For each community, the engineers' analysis calculated an individual PML as a percentage of the community's replacement cost and projected revenues. We cannot assure you that:

    - an earthquake would not cause damage or losses greater than the PML assessments indicate;

    - future PML levels will not be higher than the current PML levels described above for our communities located on the West Coast; or

    - acquisitions or developments after July 1998 will not have PML assessments indicating the possibility of greater damage or losses than currently indicated.

    In November 2000, we renewed our earthquake insurance, both for physical damage and lost revenue, with respect to all communities we owned at that time and all of the communities then under development. For any single occurrence, we have in place with respect to communities located in California $75,000,000 of coverage with a five percent deductible. The five percent deductible is subject to a minimum of $100,000 per occurrence. Earthquake coverage outside of California is subject to a $200,000,000 limit and a $25,000 deductible per occurrence. In addition, our general liability and property insurance program provides coverage for public liability and fire damage. In the event an uninsured disaster or a loss in excess of insured limits were to occur, we could lose our capital invested in the affected community, as well as anticipated future revenue from that community. We would also continue to be obligated to repay any mortgage indebtedness or other obligations related to the community. Any of these losses could materially and adversely affect our business and our financial condition and results of operations.

WE MAY INCUR COSTS AND INCREASED EXPENSES TO REPAIR PROPERTY DAMAGE RESULTING FROM INCLEMENT WEATHER.

    Our communities in the Northeast and Midwest expose us to risks associated with inclement winter weather, including increased costs for the removal of snow and ice as well as from delays in the construction, reconstruction, development or redevelopment of apartment communities. In addition, inclement weather could increase the need for maintenance and repair of our communities. Similarly, unusually high rainfall or other inclement weather could result in increased costs due to delays in the construction, reconstruction, development or redevelopment of apartment communities. These costs and delays could adversely affect our financial performance.

WE MAY INCUR COSTS DUE TO ENVIRONMENTAL CONTAMINATION.

    Under various federal, state and local environmental laws, regulations and ordinances, a current or previous owner or operator of real estate may be required, regardless of knowledge or responsibility, to investigate and remediate the effects of hazardous or toxic substances or petroleum product releases at the property and may be held liable to a governmental entity or to third parties for property damage and for investigation and remediation costs incurred by these parties as a result of the contamination. These damages and costs may be substantial. The presence of these substances, or the failure to properly remediate the contamination, may adversely affect the owner's ability to borrow against, sell or rent the affected property. In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs it incurs as a result of the contamination.

    There are federal, state and local laws, regulations and ordinances that govern the removal, encapsulation or disturbance of asbestos containing materials when these materials are in poor condition or in the event of reconstruction, remodeling, renovation, or demolition of a building. For purposes of this section, we will refer to asbestos containing materials as "ACMs." These laws may impose liability for release of ACMs and may provide for third parties to seek recovery from owners or operators of real properties for personal injury associated with exposure to ACMs. As the owner and operator of the communities, we may potentially be liable for these costs. We are not aware that any ACMs were used in the construction of the communities we developed. ACMs were, however, used in the construction of several of the communities that we have acquired. We do not anticipate that we will incur any material liabilities as a result of the presence of ACMs at our communities. We currently have or intend to implement an operations and maintenance program for each of the communities at which ACMs have been detected.

    All of our stabilized operating communities, and all of the communities that we are currently developing or redeveloping, have been subjected to at least a Phase I or similar environmental assessment, which generally does not involve invasive techniques such as soil or ground water sampling. These assessments, together with subsurface assessments conducted in some industries, have not revealed any environmental conditions that we believe will have a material adverse effect on our business, assets, financial condition or results of operations. We are not aware of any other environmental conditions which would have one of these material adverse effects.

    We are, however, aware that the migration of contamination from an upgradient landowner near Toscana, one of our communities, has affected the groundwater at Toscana. The upgradient landowner is undertaking remedial response actions and has installed a groundwater treatment system. We expect that the upgradient landowner will take all necessary remediation actions and ensure the ongoing operation and maintenance of groundwater treatment system. The upgradient landowner has also provided an indemnity that runs to current and future owners of the Toscana property and upon which we may be able to rely if we incur environmental liability arising from the groundwater contamination. We are also aware that certain communities have lead paint, and we are undertaking or intend to undertake appropriate remediation or management activity.

    Additionally, we have in the past occasionally developed, managed, leased and operated various properties for third parties, and we currently act as a third party property manager for one community owned by an unrelated third party. Consequently, we may be considered to have been or to be an operator of these properties and, therefore, potentially liable for removal or remediation costs or other potential costs which could relate to hazardous or toxic substances. We are not aware of any material environmental liabilities with respect to properties managed or developed by us or our predecessors for these third parties.

    We cannot assure you that:

    - the environmental assessments described above identified all potential environmental liabilities;

    - no prior owner created any material environmental condition not known to us or the consultants who prepared the assessments;

    - no environmental liabilities have developed since the environmental assessments were prepared;

    - the condition of land or operations in the vicinity of our communities, such as the presence of underground storage tanks, will not affect the environmental condition of our communities;

    - future uses or conditions, including, without limitation, changes in applicable environmental laws and regulations, will not result in the imposition of environmental liability; and

    - no environmental liabilties will develop at communities that we have sold for which we may have liability.

COMPANIES IN WHICH WE HAVE INVESTED THAT DEVELOP SOFTWARE APPLICATIONS AND ANCILLARY SERVICES MAY BE UNSUCCESSFUL IN ACHIEVING THEIR BUSINESS PLANS.

    We currently have invested in three technology companies in the belief that the development and application of their technology and services will improve the operating performance of our real estate holdings. As of December 31, 2000, the carrying value of these investments was approximately $3.6 million, and we had committed to lend up to approximately an additional $700,000 to one of these companies. We have also made a capital commitment of $4.0 million to Constellation Real Technologies LLC, an entity formed by a number of REITs and real estate operating companies for the purpose of investing in multi-sector real estate technology opportunities; we have not yet been called upon to provide any funds under this capital commitment. We may in the future make further investments of capital to the entities described above (either pursuant to the commitments described above or otherwise), and we may make additional investments in other entities. If these entities are unsuccessful in developing their software applications or ancillary services or are otherwise unsuccessful in executing their business plans, we could be required to write-off all or part of our investments in these entities.

FAILURE TO QUALIFY AS A REIT WOULD CAUSE US TO BE TAXED AS A CORPORATION, WHICH WOULD SIGNIFICANTLY LOWER FUNDS AVAILABLE FOR DISTRIBUTION TO STOCKHOLDERS.

    If we fail to qualify as a REIT for federal income tax purposes, we will be subject to federal income tax on our taxable income at regular corporate rates, plus any applicable alternative minimum tax. In addition, unless we are entitled to relief under applicable statutory provisions, we would be disqualified from treatment as a REIT for the four taxable years following the year in which we lose our qualification. The additional tax liability resulting from the failure to qualify as a REIT would significantly reduce or eliminate the amount of funds available for distribution to our stockholders. Furthermore, we would no longer be required to make distributions to our stockholders.

    We believe that we are organized and qualified as a REIT, and we intend to operate in a manner that will allow us to continue to qualify as a REIT. However, we cannot assure you that we are qualified as a REIT, or that we will remain qualified in the future. This is because qualification as a REIT involves the application of highly technical and complex provisions of the Internal Revenue Code for which there are only limited judicial and administrative interpretations and involves the determination of a variety of factual matters and circumstances not entirely within our control. In addition, future legislation, new regulations, administrative interpretations or court decisions may significantly change the tax laws or the application of the tax laws with respect to qualification as a REIT for federal income tax purposes or the federal income tax consequences of this qualification.

THE ABILITY OF OUR STOCKHOLDERS TO CONTROL OUR POLICIES AND EFFECT A CHANGE OF CONTROL OF OUR COMPANY IS LIMITED, WHICH MAY NOT BE IN OUR STOCKHOLDERS' BEST INTERESTS.

    CHARTER AND BYLAW PROVISIONS

    There are provisions in our charter and bylaws that may discourage a third party from making a proposal to acquire us, even if some of our stockholders might consider the proposal to be in their best interests. These provisions include the following:

    - Our charter authorizes our board of directors to issue up to 50,000,000 shares of preferred stock without stockholder approval and to establish the preferences and rights, including voting rights, of any series of preferred stock issued. The board of directors may issue preferred stock without stockholder approval, which could allow the board to issue one or more classes or series of preferred stock that could discourage or delay a tender offer or a change in control.

    - To maintain our qualification as a REIT for federal income tax purposes, not more than 50% in value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals at any time during the last half of any year. To maintain this qualification, and to otherwise address concerns about concentrations of ownership of our capital stock, our charter generally prohibits ownership (directly, by virtue of the attribution provisions of the Internal Revenue Code, or beneficially as defined in Section 13 of the Securities Exchange Act) by any single stockholder of more than 9.8% of the issued and outstanding shares of any class or series of our stock. In general, under our charter, pension plans and mutual funds may directly and beneficially own up to 15% of the outstanding shares of any class or series of stock. Under our charter, our board of directors may in its sole discretion waive or modify the ownership limit for one or more persons. These ownership limits may prevent or delay a change in control and, as a result, could adversely affect our stockholders' ability to realize a premium for their shares of common stock.

    SHAREHOLDER RIGHTS AGREEMENT

    Under the terms of our shareholder rights agreement, as amended to date, our board of directors may take (or avoid taking) action that could delay, defer or prevent a person or group from acquiring 10% (or 15% in the case of some types of institutional investors) or more of the outstanding shares of our common stock. This is because, unless our board approves of that person's purchase, after the purchaser acquires 10% (or 15% in the case of some types of institutional investors) or more of our outstanding common stock, all other stockholders will have the right to purchase securities from us at a price that is less than their then fair market value. These purchases by the other stockholders would substantially reduce the value and influence of the shares of our common stock owned by the acquiring person. Our board of directors, however, may prevent the shareholder rights agreement from operating in this manner. As a result, our board has significant discretion to approve or disapprove a person's efforts to acquire a large interest in us.

    MARYLAND LAW

    As a Maryland corporation, we are subject to the provisions of the Maryland General Corporation Law. Maryland law imposes restrictions on some business combinations and requires compliance with statutory procedures before some mergers and acquisitions may occur. Maryland law may delay or prevent offers to acquire us or increase the difficulty of completing any offers, even if they are in our stockholders' best interests.

                           FORWARD-LOOKING STATEMENTS

    This prospectus, including the information incorporated by reference into this prospectus, contains statements that are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify forward-looking statements by the use of the words "believe," "expect," "anticipate," "intend," "estimate," "assume," "project" and other similar expressions which predict or indicate future events and trends and which do not relate to historical matters. These statements include, among other things, statements regarding our intent, belief or expectations with respect to:

    - our potential development, redevelopment, acquisition or disposition of communities;

    - the completion of apartment communities under construction, reconstruction, development and redevelopment;

    - the anticipated operating performance of our communities;

    - cost, yield and earnings estimates;

    - our declaration or payment of distributions;

    - our policies regarding investments, indebtedness, acquisitions, dispositions, financings, conflicts of interest and other matters;

    - our qualification as a REIT under the Internal Revenue Code;

    - the real estate markets in the Northern and Southern California and markets in selected states in the Mid-Atlantic, Northeast, Midwest and Pacific Northwest regions of the United States and in general;

    - the availability of debt and equity financing;

    - interest rates;

    - general economic conditions; and

    - trends affecting our financial condition or results of operations.

    We cannot assure the future results or outcome of the matters described in any of those statements, which merely reflect our expectations and estimates. You should not rely on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, some of which are beyond our control. These risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements. Some of the factors that might cause these differences include, but are not limited to, the factors described above under "Risk Factors" as well as the following:

    - we may be unsuccessful in managing our current growth in the number of apartment communities and the related growth of our business operations;

    - we may fail to secure development opportunities due to an inability to reach agreements with third parties or to obtain desired zoning and other local government approvals;

    - we may fail to secure or may abandon development opportunities for a number of reasons, including changes in local market conditions which make development less desirable, increases in costs of development and increases in the cost of capital;

    - construction costs of a community may exceed original estimates;

    - we may not complete construction and lease-up of communities under development or redevelopment on schedule, resulting in increased debt service expense and construction costs and reduced rental revenues;

    - local economic and market conditions that are beyond our control may adversely affect occupancy rates and market rents;

    - financing may not be available to us, or may not be available on favorable terms;

    - our cash flow from operations and access to cost effective capital may be insufficient for the development of our pipeline and could limit our pursuit of opportunities;

    - our cash flow may be insufficient to meet required payments of principal and interest, and we may not be able to refinance our existing indebtedness or the refinancing terms may not be as favorable as the terms of existing indebtedness;

    - our previous or possible future expansion into new geographic market areas may not produce financial results that are consistent with our historical performance; and

    - we may be affected by legislative or regulatory changes, including changes to laws governing the taxation of REITs.

YOU SHOULD CAREFULLY REVIEW ALL OF THESE FACTORS, AND YOU SHOULD BE AWARE THAT THERE MAY BE OTHER FACTORS THAT COULD CAUSE THESE DIFFERENCES.

    We caution you that, while forward-looking statements reflect our estimates and beliefs, they are not guarantees of future performance. We do not promise to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

                             ABOUT THIS PROSPECTUS

    This prospectus is part of a registration statement that we filed with the SEC utilizing a shelf registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $750,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

                      WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available to the public from the SEC's Web site at http://www.sec.gov. In addition, you may read our SEC filings at the offices of the New York Stock Exchange (NYSE), which is located at 20 Broad Street, New York, New York 10005, and at the offices of the Pacific Exchange (PCX), which is located at 301 Pine Street, San Francisco, California 94104. Our SEC filings are available at the NYSE and the PCX because our common stock and outstanding series of preferred stock are listed on the NYSE and the PCX.

    In accordance with Section 2-210 of the Maryland General Corporation Law, our board of directors has authorized the issuance of some or all of the shares of any or all of our classes or series of stock without certificates. In addition, we have the authority to designate and issue more than one class or series of stock having various preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption. See "Description of Preferred Stock" and "Description of Common Stock." Our charter imposes limitations on the ownership and transfer of our stock. See "Limits on Ownership of Stock." We will furnish a full statement of the relative rights and preferences of each class or series of our stock which has been so designated and any restrictions on the ownership or transfer of our stock to any stockholder upon request and without charge. Written requests for copies should be directed to: AvalonBay Communities, Inc., 2900 Eisenhower Avenue, Suite 300, Alexandria, Virginia 22314, Attention: Chief Financial Officer.

    The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities.

AVALONBAY SEC FILINGS (FILE NO. 001-12672)                    PERIOD OR DATE FILED
------------------------------------------                    ------------------------------
Annual Report on Form 10-K..................................  Year ended December 31, 2000

    In addition, we are incorporating by reference the descriptions of our common stock, and the related preferred stock purchase rights under our shareholder rights agreement, from the following registration statements we have previously filed under Section 12 of the Securities Exchange Act:
(1) Registration Statement on Form 8-B filed June 8, 1995, (2) Registration Statement on Form 8-A filed March 11, 1998, and (3) Registration Statement on Form 8-A/A filed February 28, 2000.

    YOU MAY REQUEST A COPY OF THESE FILINGS, AND ANY EXHIBITS WE HAVE SPECIFICALLY INCORPORATED BY REFERENCE AS AN EXHIBIT IN THIS PROSPECTUS, AT NO COST BY WRITING OR TELEPHONING US AT THE FOLLOWING: AVALONBAY
COMMUNITIES, INC., 2900 EISENHOWER AVENUE, SUITE 300, ALEXANDRIA, VIRGINIA 22314, ATTENTION: CHIEF FINANCIAL OFFICER. OUR TELEPHONE NUMBER IS 703-329-2300.

    This prospectus is part of a registration statement we filed with the SEC. We have incorporated into this registration statement exhibits. You should read the exhibits carefully for provisions that may be important to you.

    You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

                       ABOUT AVALONBAY COMMUNITIES, INC.

    - AvalonBay Communities, Inc. focuses on the ownership and operation of upscale apartment communities in high barrier-to-entry markets of the United States. AvalonBay's markets are in Northern and Southern California and selected states in the Mid-Atlantic, Northeast, Midwest and Pacific Northwest regions of the United States.

    - AvalonBay is a fully-integrated real estate organization with in-house acquisition, development, redevelopment, construction, reconstruction, financing, marketing, leasing and management expertise. We believe that ownership of upscale apartment communities in markets where new supply of apartment homes is limited helps assure more predictable cash flows. Combined with an emphasis on superior service to residents, this should result in a longer average lease period (as measured by annual turnover) and reduced operating costs. Further, we believe that maintaining a conservative financial strategy allows greater flexibility in responding to changing financial market conditions and enhances our access to cost effective capital.

    - AvalonBay is a Maryland corporation that is the surviving entity from the merger of Avalon Properties, Inc. with and into Bay Apartment
      Communities, Inc. on June 4, 1998. In October 1998, we changed our name to AvalonBay Communities, Inc. Our common stock is listed on the NYSE and the PCX under the symbol "AVB."

    - AvalonBay elected to qualify as a REIT for federal income tax purposes for the taxable year ended December 31, 1994. As long as we qualify for taxation as a REIT, we generally will not be subject to federal income tax on that portion of our ordinary income and capital gains that is currently distributed to our stockholders. Even if we qualify for taxation as a REIT, we may be subject to state and local taxes on our income and property, to federal income and excise taxes on our undistributed income, and to federal and state income taxes on the income earned by subsidiaries that are taxed as regular corporations.

   RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

    Our ratio of earnings to combined fixed charges and preferred stock dividends for each of the periods indicated is as follows:

                                   YEAR ENDED      YEAR ENDED      YEAR ENDED      YEAR ENDED      YEAR ENDED
                                  DECEMBER 31,    DECEMBER 31,    DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                      2000            1999            1998            1997            1996
                                  -------------   -------------   -------------   -------------   -------------
Ratios..........................      1.77x           1.58x           1.56x           1.79x           1.66x

    The ratios of earnings to combined fixed charges and preferred stock dividends were computed by dividing earnings by combined fixed charges and preferred stock dividends. For this purpose, earnings consist of pre-tax income from continuing operations plus fixed charges less capitalized interest. Fixed charges consist of interest expense, capitalized interest and the amortization of debt issuance costs.

    Since its formation, AvalonBay has issued the following series of preferred stock:

    - 2,308,800 shares of Series A Preferred Stock were issued in October 1995, of which 1,358,736 shares were converted into 1,358,736 shares of Common Stock in April 1998 and 950,064 shares were converted into 950,064 shares of Common Stock in June 1998;

    - 405,022 shares of Series B Preferred Stock were issued in May 1996, all of which were converted into 405,022 shares of Common Stock in June 1998;

    - 2,300,000 shares of 8.50% Series C Cumulative Redeemable Preferred Stock were issued in June 1997, all of which are currently outstanding;

    - 3,267,700 shares of 8.00% Series D Cumulative Redeemable Preferred Stock were issued in December 1997, all of which are currently outstanding;

    - 4,455,000 shares of 9.00% Series F Cumulative Redeemable Preferred Stock were issued in June 1998, all of which are currently outstanding;

    - 4,300,000 shares of 8.96% Series G Cumulative Redeemable Preferred Stock were issued in June 1998, all of which are currently outstanding; and

    - 4,000,000 shares of 8.70% Series H Cumulative Redeemable Preferred Stock were issued in October 1998, all of which are currently outstanding.

    In addition, AvalonBay designated 1,000,000 shares of Series E Junior Participating Cumulative Preferred Stock in March 1998 as part of our shareholder rights agreement, none of which are currently outstanding.

                      RATIOS OF EARNINGS TO FIXED CHARGES

    Our ratio of earnings to fixed charges for each of the periods indicated is as follows:

                                   YEAR ENDED      YEAR ENDED      YEAR ENDED      YEAR ENDED      YEAR ENDED
                                  DECEMBER 31,    DECEMBER 31,    DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                      2000            1999            1998            1997            1996
                                  -------------   -------------   -------------   -------------   -------------
Ratios..........................      2.44x           2.20x           2.17x           3.10x           2.36x

    The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose, earnings consist of pre-tax income from continuing operations plus fixed charges less capitalized interest. Fixed charges consist of interest expense, capitalized interest and the amortization of debt issuance costs.

                       HOW WE INTEND TO USE THE PROCEEDS

    Unless we provide otherwise in a supplement to this prospectus, we intend to use the net proceeds from the sale of the securities for one or more of the following:

    - working capital;

    - capital expenditures;

    - repayment and refinancing of debt or redemption of prior issuances of preferred stock;

    - potential future acquisitions; and

    - other general corporate purposes.

                       DESCRIPTION OF THE DEBT SECURITIES

    This prospectus describes the general terms and provisions of the debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. You should read the actual indenture if you do not fully understand a term or the way we use it in this prospectus.

    The senior debt securities will be issued under an indenture dated as of January 16, 1998, as supplemented by a First Supplemental Indenture dated as of January 20, 1998, a Second Supplemental Indenture dated as of July 7, 1998, and an Amended and Restated Third Supplemental Indenture dated as of July 10, 2000. Throughout this prospectus, we will refer to this Indenture and the supplemental indentures and any future amendments or supplements as the "senior indenture." The subordinated debt securities will be issued under a separate indenture, dated as of a date earlier than the date on which we issue subordinated debt securities, between us and the trustee. We will refer to that indenture throughout this prospectus as the "subordinated indenture" and to a trustee under any senior or subordinated indenture as the "trustee." We sometimes refer to the senior indenture and the subordinated indenture together in this prospectus as the "indentures." The senior indenture is, and the subordinated indenture will be, subject to and governed by the Trust Indenture Act of 1939. We included copies of the indentures as exhibits to our registration statement and they are incorporated into this prospectus by reference. The following summarizes the material provisions of the indentures but may not contain all of the information that is important to you. Except as otherwise indicated, the terms of the indentures are identical. As used under this caption, the term "debt securities" includes the debt securities being offered by this prospectus and all other debt securities issued by us under the indentures.

GENERAL

    The indentures:

    - do not limit the amount of debt securities that we may issue;

    - allow us to issue debt securities in one or more series;

    - do not require us to issue all of the debt securities of a series at the same time;

    - allow us to reopen a series to issue additional debt securities without the consent of the debt securityholders of that series; and

    - provide that the debt securities will be unsecured.

    Unless we give you different information in the prospectus supplement, the senior debt securities will be our unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness, as described under "--Subordination" and in the applicable prospectus supplement.

    Each indenture provides that we may, but need not, designate more than one trustee under an indenture. Any trustee under an indenture may resign or be removed and a successor trustee may be appointed to act with respect to the series of debt securities administered by the resigning or removed trustee. If two or more persons are acting as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by each trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.

    The prospectus supplement for each offering will provide the following terms, where applicable:

    - the title of the debt securities and whether they are senior or subordinated;

    - the aggregate principal amount of the debt securities being offered, the aggregate principal amount of the debt securities outstanding as of the most recent practicable date and any limit on their aggregate principal amount, including the aggregate principal amount of debt securities authorized;

    - the price at which the debt securities will be issued, expressed as a percentage of the principal;

    - the portion of the principal payable upon declaration of acceleration of the maturity, if other than the principal amount;

    - the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable;

    - the fixed or variable interest rate or rates of the debt securities, or the method by which the interest rate or rates is determined;

    - the date or dates, or the method for determining the date or dates, from which interest will accrue;

    - the dates on which interest will be payable;

    - the record dates for interest payment dates, or the method by which we will determine those dates;

    - the persons to whom interest will be payable;

    - the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

    - any make-whole amount, which is the amount in addition to principal and interest that is required to be paid to the holder of a debt security as a result of any optional redemption or accelerated payment of that debt security, or the method for determining the make-whole amount;

    - the place or places where the principal of, and any premium (or make-whole amount) and interest on, the debt securities will be payable;

    - where the debt securities may be surrendered for registration of transfer or exchange;

    - where notices or demands to or upon us in respect of the debt securities and the applicable indenture may be served;

    - the times, prices and other terms and conditions upon which we may redeem the debt securities;

    - any obligation we have to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of holders of the debt securities, and the times and prices at which we must redeem, repay or purchase the debt securities as a result of that obligation;

    - the currency or currencies in which the debt securities are denominated and payable if other than United States dollars, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies and the terms and conditions relating thereto, and the manner of determining the equivalent amount in United States dollars;

    - whether the principal of, and any premium (or make-whole amount) or interest on, the debt securities of the series are to be payable, at our election or at the election of a holder, in a currency or currencies other than that in which the debt securities are denominated or stated to be payable, and other related terms and conditions;

    - whether the amount of payments of principal of, and any premium (or make-whole amount) or interest on, the debt securities may be determined according to an index, formula or other method and how those amounts will be determined;

    - whether the debt securities will be in registered form, bearer form or both and (1) if in registered form, the person to whom any interest shall be payable, if other than the person in whose name the security is registered at the close of business on the regular record date for that interest payment, or (2) if in bearer form, the manner in which, or the person to whom, any interest on the security shall be payable if otherwise than upon presentation and surrender upon maturity;

    - any restrictions applicable to the offer, sale or delivery of securities in bearer form and the terms upon which securities in bearer form of the series may be exchanged for securities in registered form of the series and vice versa if permitted by applicable laws and regulations;

    - whether any debt securities of the series are to be issuable initially in temporary global form and whether any debt securities of the series are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in that permanent global security may or shall be required to exchange their interests for other debt securities of the series, and the manner in which interest shall be paid;

    - the identity of the depository for securities in registered form, if that series is to be issuable as a global security;

    - the date as of which any debt securities in bearer form or in temporary global form shall be dated if other than the original issuance date of the first security of the series to be issued;

    - the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or in the applicable indenture;

    - whether and under what circumstances we will pay any additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities in lieu of paying those amounts;

    - the circumstances, if any, in the applicable prospectus supplement, under which beneficial owners of interests in the global security may obtain definitive debt securities and the manner in which payments on a permanent global debt security will be made if any debt securities are issuable in temporary or permanent global form;

    - any provisions granting special rights to holders of securities upon the occurrence of any events as specified in the applicable prospectus supplement;

    - the name of the applicable trustee and the nature of any material relationship with AvalonBay or with any of its affiliates, and the percentage of debt securities of the class necessary to require the trustee to take action;

    - any deletions from, modifications of, or additions to the events of default or covenants of AvalonBay, and any change in the right of any trustee or any of the holders to declare the principal amount of any of those debt securities due and payable; and

    - any other terms of those debt securities not inconsistent with the provisions of the applicable indenture.

    We may issue debt securities at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. We will refer to any of these debt securities throughout this prospectus as "original issue discount securities." The applicable prospectus supplement will describe the federal income tax consequences and other relevant considerations applicable to original issue discount securities.

    Except as described under "--Merger, consolidation or sale of assets" or as may be set forth in any prospectus supplement, the debt securities will not contain any provisions that (1) would limit our ability to incur indebtedness or
(2) would afford holders of debt securities protection in the event of (a) a highly leveraged or similar transaction involving us or any of our respective affiliates or (b) a change of control or reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the debt securities. In the future, we may enter into transactions, such as the sale of all or substantially all of our assets or a merger or consolidation, that may have an adverse effect on our ability to service our indebtedness, including the debt securities, by, among other things, substantially reducing or eliminating our assets.

    Neither the Maryland General Corporation Law nor the governing instruments of AvalonBay define the term "substantially all" as it relates to the sale of assets. Additionally, Maryland cases interpreting the term "substantially all" rely upon the facts and circumstances of each particular case. Consequently, to determine whether a sale of "substantially all" of our assets has occurred, a holder of debt securities must review the financial and other information that we disclosed to the public. AvalonBay's charter contains restrictions on ownership and transfers of its stock that are designed to preserve its status as a REIT and, therefore, may act to prevent or hinder a change of control. See "Limits on Ownership of Stock" beginning on page 36.

    We will provide you with more information in the applicable prospectus supplement regarding any deletions, modifications, or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

PAYMENT

    Unless we give you different information in the applicable prospectus supplement, the principal of, and any premium (or make-whole amount) and interest on, any series of the debt securities will be payable at the corporate trust office of the trustee. We will provide you with the address of the trustee in the applicable prospectus supplement. We may also pay interest by mailing a check to the address of the person entitled to it as it appears in the applicable register for the debt securities or by wire transfer of funds to that person at an account maintained within the United States.

    All monies that we pay to a paying agent or a trustee for the payment of the principal of, and any premium (or make-whole amount) or interest on, any debt security will be repaid to us if unclaimed at the end of two years after the obligation underlying payment becomes due and payable. After funds have been returned to us, the holder of the debt security may look only to us for payment, without payment of interest for the period which we hold the funds.

DENOMINATION, INTEREST, REGISTRATION AND TRANSFER

    Unless otherwise described in the applicable prospectus supplement, the debt securities of any series will be issuable in denominations of $1,000 and integral multiples of $1,000.

    Subject to the limitations imposed upon debt securities that are evidenced by a computerized entry in the records of a depository company rather than by physical delivery of a note, a holder of debt securities of any series may:

    - exchange them for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and kind upon surrender of these debt securities at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for that purpose; and

    - surrender them for registration of transfer or exchange at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for that purpose.

    Every debt security surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer, and the person requesting this action must provide evidence of title and identity satisfactory to the applicable trustee or transfer agent. Payment of a service charge will not be required for any registration of transfer or exchange of any debt securities, but we or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If in addition to the applicable trustee, the applicable prospectus supplement refers to any transfer agent initially designated by us for any series of debt securities, we may at any time rescind the designation of that transfer agent or approve a change in the location through which that transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for such series. We may at any time designate additional transfer agents for any series of debt securities.

    Neither we nor any trustee shall be required to:

    - issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before the day that the notice of redemption of any debt securities selected for redemption is mailed and ending at the close of business on the day of mailing;

    - register the transfer of or exchange any debt security, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part; and

    - issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of that debt security not to be so repaid.

MERGER, CONSOLIDATION OR SALE OF ASSETS

    The indentures provide that we may, without the consent of the holders of any outstanding debt securities, (1) consolidate with, (2) sell, lease or convey all or substantially all of our assets to, or (3) merge with or into, any other entity provided that:

    - either we are the continuing entity, or the successor entity, if other than us, assumes our obligations (A) to pay the principal of, and any premium and interest on, all of the debt securities and (B) to duly perform and observe all of our covenants and conditions contained in each indenture;

    - immediately after giving effect to the transaction and treating any indebtedness that becomes our obligation or the obligation of any of our subsidiaries as having been incurred by us or by that subsidiary at the time of the transaction, no event of default under the indentures, and no event which, after notice or the lapse of time, or both, would become an event of default under the indentures, occurs and continues; and

    - an officers' certificate and legal opinion covering these conditions are delivered to each trustee.

COVENANTS

    EXISTENCE. Except as permitted under "--Merger, consolidation or sale of assets," the indentures require us to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises. However, the indentures do not require us to preserve any right or franchise if we determine that any right or franchise is no longer desirable in the conduct of our business.

    MAINTENANCE OF PROPERTIES. If we determine that is necessary in order to properly and advantageously carry on our business, the indentures require us to:

    - cause all of our material properties used or useful in the conduct of our business or the business of any of our subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment; and

    - cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof.

    However, the indentures do not prohibit us or our subsidiaries from selling or otherwise disposing of our respective properties for value in the ordinary course of business.

    INSURANCE. The indentures require our insurable properties to be insured against loss or damage in an amount deemed reasonable by our board of directors with insurers of recognized responsibility.

    PAYMENT OF TAXES AND OTHER CLAIMS. The indentures require us to pay, discharge or cause to be paid or discharged, before they become delinquent:

    - all taxes, assessments and governmental charges levied or imposed on us, our subsidiaries or our subsidiaries' income, profits or property; and

    - all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our or our subsidiaries' property.

    However, we will not be required to pay, discharge or cause to be paid or discharged any of these taxes, assessments, charges or claims if we are contesting the amount, applicability or validity in good faith and by appropriate proceedings.

    PROVISION OF FINANCIAL INFORMATION.  The indentures require us, within
15 days of each of the respective dates by which we are required to file annual reports, quarterly reports and other documents with the SEC, (1) to mail to all holders of debt securities, as their names and addresses appear in the applicable register for those debt securities, without cost to such holders, copies of the annual reports, quarterly reports and other documents that we file with the SEC under Section 13 or Section 15(d) of the Exchange Act, and (2) to supply, promptly upon written request and payment of the reasonable cost of duplication and delivery, copies of those documents to any prospective holder.

    ADDITIONAL COVENANTS. The applicable prospectus supplement will set forth any additional covenants of AvalonBay relating to any series of debt securities.

EVENTS OF DEFAULT, NOTICE AND WAIVER

    Unless the applicable prospectus supplement states otherwise, when we refer to "events of default" as defined in the indentures with respect to any series of debt securities, we mean:

    - default in the payment of any installment of interest on any debt security of that series continuing for 30 days;

    - default in the payment of principal of, or any premium (or make-whole amount) on, any debt security of that series at its maturity;

    - default in making any sinking fund payment as required for any debt security of that series;

    - default in the performance or breach of any other covenant or warranty of AvalonBay contained in the indenture continuing for 60 days after written notice to AvalonBay as provided in the applicable indenture;

    - (1) a default under any bond, debenture or note having an aggregate principal amount of at least $25,000,000; or
     (2) a default under any indenture or instrument under which there may be issued, secured or evidenced any existing or later created indebtedness for money borrowed by us or our subsidiaries in an aggregate principal amount of at least $25,000,000, if the default results in the indebtedness becoming or being declared due and payable prior to the date it otherwise would have, without that indebtedness having been discharged, or the acceleration having been rescinded or annulled, within 10 days after notice to the Company specifying the default;

    - bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of AvalonBay or any significant subsidiary of AvalonBay; and

    - any other event of default provided with respect to a particular series of debt securities.

    When we use the term "significant subsidiary," we refer to the meaning given to that term in Rule 1-02 of Regulation S-X promulgated under the Securities Act.

    If an event of default occurs and is continuing with respect to debt securities of any series outstanding, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the principal amount of all the debt securities of that series to be due and payable. If the debt securities of that series are original issue discount securities or indexed securities, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the portion of the principal amount that the terms of those debt securities specify to be due and payable. However, at any time after the trustee or those holders have made a declaration of acceleration, but before the trustee has obtained a judgment or decree for payment of the money due, the holders of at least a majority in principal amount of outstanding debt securities of that series or of all debt securities then outstanding under the applicable indenture may rescind and annul that declaration and its consequences if:

    - we have deposited with the applicable trustee all required payments of the principal, any premium (or make-whole amount), and interest, plus applicable fees, expenses, disbursements and advances of the applicable trustee; and

    - all events of default, other than the non-payment of accelerated principal, or a specified portion thereof, and any premium (or make-whole amount), have been cured or waived.

    The indentures also provide that the holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under the applicable indenture may on behalf of all holders waive any past default with respect to that series and its consequences, except a default:

    - in the payment of the principal, any premium (or make-whole amount) or interest;

    - in respect of a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holder of the outstanding debt security that is affected by the default; or

    - in respect of a covenant or provision for the benefit or protection of the trustee, without its express written consent.

    The indentures require each trustee to give notice to the holders of debt securities within 90 days of a default unless that default has been cured or waived. However, the trustee may withhold notice if specified responsible officers of the trustee consider withholding that notice to be in the interest of the holders of debt securities. The trustee may not withhold notice of a default in the payment of principal, any premium or interest on any debt security of that series or in the payment of any sinking fund installment in respect of any debt security of that series.

    The indentures provide that holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to that indenture or for any remedy under the indenture, unless the trustee fails to act for a period of 60 days after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of 25% or more in principal amount of the outstanding debt securities of that series, as well as an offer of indemnity reasonably satisfactory to the trustee. However, this provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium (or make-whole amount) and interest on, those debt securities at the respective due dates.

    The indentures provide that, subject to provisions in each indenture relating to its duties in the case of a default, a trustee has no obligation to exercise any of its rights or powers at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless the holders have offered to the trustee reasonable security or indemnity. The holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under an indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon the trustee. However, a trustee may refuse to follow any direction which:

    - is in conflict with any law or the applicable indenture;

    - may involve the trustee in personal liability; or

    - may be unduly prejudicial to the holders of debt securities of the series not joining the proceeding.

    Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of several specified officers of AvalonBay stating whether or not that officer has knowledge of any default under the applicable indenture. If the officer has knowledge of any default, the notice must specify the nature and status of the default.

MODIFICATION OF THE INDENTURES

    The indentures provide that modifications and amendments may be made only with the consent of the affected holders of at least a majority in principal amount of all outstanding debt securities issued under that indenture. However, none of these modifications or amendments may, without the consent of the holders of the debt securities affected by the modification or amendment:

    - change the stated maturity of the principal of, or any premium (or make-whole amount) on, or any installment of principal of or interest on, any of those debt securities;

    - reduce the principal amount of, the rate or amount of interest on or any premium (or make-whole amount) payable on redemption of any of those debt securities;

    - reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any of those debt securities;

    - change the place of payment or the coin or currency for payment of principal of, or any premium (or make-whole amount) or interest on, any of those debt securities;

    - impair the right to institute suit for the enforcement of any payment on or with respect to any of those debt securities;

    - reduce the percentage in principal amount of any outstanding debt securities necessary to modify or amend the applicable indenture with respect to those debt securities, to waive compliance with particular provisions thereof or defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the applicable indenture; and

    - modify any of the foregoing provisions or any of the provisions relating to the waiver of particular past defaults or covenants, except to increase the required percentage to effect that action or to provide that some of the other provisions may not be modified or waived without the consent of the holder of that debt security.

    The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of debt securities of that series, waive, insofar as that series is concerned, our compliance with material restrictive covenants of the applicable indenture.

    AvalonBay and the respective trustee may make modifications and amendments of an indenture without the consent of any holder of debt securities for any of the following purposes:

    - to evidence the succession of another person to us as obligor under that indenture;

    - to add to the covenants of AvalonBay for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in that indenture;

    - to add events of default for the benefit of the holders of all or any series of debt securities;

    - to add or change any provisions of an indenture (1) to facilitate the issuance of, or to change or eliminate restrictions on the payment of principal of, or premium (or make-whole amount) or interest on, debt securities in bearer form, or (2) to permit or facilitate the issuance of debt securities in uncertificated form, provided that this action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect;

    - to change or eliminate any provisions of an indenture, provided that the change or elimination shall become effective only when there are no debt securities outstanding of any series created before that change which are entitled to the benefit of that provision;

    - to secure the debt securities;

    - to establish the form or terms of debt securities of any series;

    - to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under an indenture by more than one trustee;

    - to cure any ambiguity, defect or inconsistency in an indenture, provided that this action shall not adversely affect the interests of holders of debt securities of any series issued under that indenture; and

    - to supplement any of the provisions of an indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of the debt securities, provided that this action shall not adversely affect the interests of the holders of the outstanding debt securities of any series.

VOTING

    The indentures provide that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the indentures or whether a quorum is present at a meeting of holders of debt securities:

    - the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of that determination upon declaration of acceleration of the maturity thereof;

    - the principal amount of any debt security denominated in a foreign currency that shall be deemed outstanding shall be the United States dollar equivalent, determined on the issue date for that debt security, of the principal amount or, in the case of an original issue discount security, the United States dollar equivalent on the issue date of that debt security of the amount determined as provided in the preceding bullet point;

    - the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of that indexed security at original issuance, unless otherwise provided for that indexed security under the applicable indenture; and

    - debt securities owned by us or any other obligor upon the debt securities or by any affiliate of ours or of any other obligor shall be disregarded.

    The indentures contain provisions for convening meetings of the holders of debt securities of a series. A meeting will be permitted to be called at any time by the applicable trustee, and also, upon request, by us or the holders of at least 25% in principal amount of the outstanding debt securities of that series, in each case upon notice given as provided in the applicable indenture. Except for any consent that must be given by the holder of each debt security affected by the modifications and amendments of an indenture described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series represented at that meeting.

    Notwithstanding the preceding paragraph, except as referred to above, any resolution relating to a request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, of the aggregate principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the specified percentage.

    Any resolution passed or decision taken at any properly held meeting of holders of debt securities of any series will be binding on all holders of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series. However, if any action is to be taken relating to a consent or waiver which may be given by the holders of at least a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding that percentage will constitute a quorum.

    Notwithstanding the foregoing provisions, the indentures provide that if any action is to be taken at a meeting with respect to any request, demand, authorization, direction, notice, consent, waiver and other action that the applicable indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected by that action, or of the holders of that series and one or more additional series:

    - there shall be no minimum quorum requirement for the meeting; and

    - the principal amount of the outstanding debt securities of that series that vote in favor of the request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether that request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under that indenture.

SUBORDINATION

    Unless otherwise provided in the applicable prospectus supplement, subordinated securities will be subject to the following subordination provisions.

    Upon any distribution to our creditors in a liquidation, dissolution or reorganization, the payment of the principal of and interest on any subordinated securities will be subordinated to the extent provided in the applicable indenture in right of payment to the prior payment in full of all senior debt. However, this will not affect our obligation to make payments of the principal of and interest on the subordinated securities in any other way. No payment of principal or interest will be permitted to be made on subordinated securities at any time if a default on senior debt exists that permits the holders of the senior debt to accelerate its maturity and the default is the subject of judicial proceedings or we receive notice of the default. After all senior debt is paid in full and until the subordinated securities are paid in full, holders of subordinated securities will be subrogated to the rights of holders of senior debt to the extent that distributions otherwise payable to holders of subordinated securities have been applied to the payment of senior debt. The subordinated indenture will not restrict the amount of senior debt or other indebtedness of AvalonBay and its subsidiaries. As a result of these subordination provisions, in the event of a distribution of assets upon insolvency, holders of subordinated securities may recover less, ratably, than our general creditors.

    "Senior Debt" will be defined in the applicable indenture as the principal of and interest on, or substantially similar payments to be made by us in respect of, the following, whether outstanding at the date of execution of the applicable indenture or subsequently incurred, created or assumed:

    - indebtedness incurred by us for money borrowed or represented by purchase-money obligations;

    - indebtedness incurred by us evidenced by notes, debentures, bonds, or other securities issued under the provisions of an indenture, fiscal agency agreement or other agreement;

    - our obligations as lessee under leases of property either made as part of any sale and leaseback transaction to which we are a party or otherwise;

    - indebtedness of partnerships and joint ventures which is included in our consolidated financial statements;

    - indebtedness, obligations and liabilities of others in respect of which we are liable contingently or otherwise to pay or advance money or property or as guarantor, endorser or otherwise or which we have agreed to purchase or otherwise acquire; and

    - any binding commitment we have to fund any real estate investment or to fund any investment in any entity making any real estate investment.

    In each case, the following will not be Senior Debt:

    - any indebtedness, obligation or liability referred to in the preceding clauses (1) that is outstanding and (2) the instrument creating or evidencing that indebtedness, obligation or liability provides that the same is not superior to or ranks on an equal basis with the subordinated securities with respect to right of payment;

    - any indebtedness, obligation or liability that is subordinated to indebtedness incurred by us to substantially the same extent as or to a greater extent than the subordinated securities are subordinated; and

    - the subordinated securities.

    No restrictions will be included in any indenture relating to subordinated securities upon the creation of additional senior debt.

    If this prospectus is being delivered in connection with the offering of a series of subordinated securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior debt outstanding as of the end of our most recent fiscal quarter.

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

    Unless otherwise indicated in the applicable prospectus supplement, the indentures allow us to discharge our obligations to holders of any series of debt securities issued under any indenture when:

    - either (1) all securities of that series have already been delivered to the applicable trustee for cancellation; or (2) all securities of that series have not already been delivered to the applicable trustee for cancellation but (a) have become due and payable, (b) will become due and payable within one year, or (c) if redeemable at our option, are to be redeemed within one year, and we have irrevocably deposited with the applicable trustee, in trust, funds in the currency or currencies, currency unit or units or composite currency or currencies in which those debt securities are payable, an amount sufficient to pay the entire indebtedness on those debt securities in respect of principal (and any premium or make-whole amount) and interest to the date of deposit if those debt securities have become due and payable or, if they have not, to the stated maturity or redemption date;

    - we have paid or caused to be paid all other sums payable; and

    - we have delivered to the trustee an officers' certificate and an opinion of counsel stating the conditions to discharging the debt securities have been satisfied.

    Unless otherwise indicated in the applicable prospectus supplement, the indentures provide that, upon our irrevocable deposit with the applicable trustee, in trust, of an amount, in the currency or currencies, currency unit or units or composite currency or currencies in which those debt securities are payable at stated maturity, or government obligations, or both, applicable to those debt securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, and any premium (or make-whole amount) and interest on, those debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates of those amounts, we may elect either:

    - to defease and be discharged from any and all obligations with respect to those debt securities; or

    - to be released from our obligations with respect to those debt securities under the applicable indenture or, if provided in the applicable prospectus supplement, our obligations with respect to any other covenant, and any omission to comply with those obligations, shall not constitute an event of default with respect to those debt securities.

    However, we may not elect to defease and be discharged from the obligation to pay any additional amounts upon the occurrence of particular events of tax, assessment or governmental charge with respect to payments on any debt securities and the obligations to register the transfer or exchange of any debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of any debt securities, or to hold monies for payment in trust.

    The indentures only permit us to establish the trust described in the paragraph above if, among other things, we have delivered to the applicable trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. The opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling received from or published by the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the indenture. In the event of any defeasance, the holders of those debt securities would be able to look only to the trust fund for payment of principal, any premium (or make-whole amount), and interest.

    When we use the term "government obligations," we mean securities that are:

    - direct obligations of the United States or the government that issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged; or

    - obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States or other government that issued the foreign currency in which the debt securities of that series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States or the other government, which are not callable or redeemable at the option of the issuer thereof and shall also include a depository receipt issued by a bank or trust company as custodian with respect to that government obligation or a specific payment of interest on or principal of the government obligation held by the custodian for the account of the holder of a depository receipt. However, except as required by law, the custodian is not authorized to make any deduction from the amount payable to the holder of the depository receipt from any amount received by the custodian in respect of the government obligation or the specific payment of interest on or principal of the government obligation evidenced by the depository receipt.

    Unless otherwise provided in the applicable prospectus supplement, if after we have deposited funds and/or government obligations to effect defeasance or covenant defeasance with respect to debt securities of any series, (a) the holder of a debt security of that series is entitled to, and does, elect under the terms of the applicable indenture or the terms of the debt security to receive payment in a currency, currency unit or composite currency other than that in which the deposit has been made in respect of the debt security, or
(b) a conversion event occurs in respect of the currency, currency unit or composite currency in which the deposit has been made, the indebtedness represented by that debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, and premium (or make-whole amount) and interest on, the debt security as it becomes due out of the proceeds yielded by converting the amount so deposited in respect of the debt security into the currency, currency unit or composite currency in which the debt security becomes payable as a result of the election or cessation of usage based on the applicable market exchange rate.

    When we use the term "conversion event," we mean the cessation of use of:

    - a currency, currency unit or composite currency both by the government of the country that issued the currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community;

    - the European Currency Unit both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities; or

    - any currency unit or composite currency other than the European Currency Unit for the purposes for which it was established.

    Unless otherwise provided in the applicable prospectus supplement, all payments of principal of, and premium, if any, and interest on, any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in United States dollars.

    In the event that (a) we effect covenant defeasance with respect to any debt securities and (b) those debt securities are declared due and payable because of the occurrence of any event of default, the amount in the currency, currency unit or composite currency in which the debt securities are payable, and government obligations on deposit with the applicable trustee, will be sufficient to pay amounts due on those debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on those debt securities at the time of the acceleration resulting from the event of default. However, we would remain liable to make payments of any amounts due at the time of acceleration. However, the events of default in (b) above shall not include the event of default described in (1) the fourth bullet point under "--Events of default, notice and waiver" with respect to specified sections of an indenture or (2) the seventh bullet point under "--Events of default, notice and waiver" with respect to any other covenant as to which there has been covenant defeasance.

    The applicable prospectus supplement may further describe the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

CONVERSION RIGHTS

    The terms and conditions, if any, upon which the debt securities are convertible into common stock or preferred stock will be set forth in the applicable prospectus supplement. The terms will include whether the debt securities are convertible into shares of common stock or preferred stock, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at our option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the debt securities and any restrictions on conversion, including restrictions directed at maintaining our status as a REIT.

GLOBAL SECURITIES

    The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to that series. We expect to deposit any global securities that we issue in the United States with The Depository Trust Company (DTC), as depository. We may issue global securities in either registered or bearer form and in either temporary or permanent form. We will describe the specific terms of the depository arrangement with respect to a series of debt securities in the applicable prospectus supplement relating to such series. We expect that unless the applicable prospectus supplement provides otherwise, the following provisions will apply to depository arrangements.

    Once a global security is issued, the depository for that global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual debt securities represented by the global security to the accounts of participants that have accounts with the depository. These accounts shall be designated by the underwriters, dealers or agents with respect to the debt securities or by us if we offer the debt securities directly. Ownership of beneficial interests in a global security will be limited to participants with the depository or persons that may hold interests through those participants.

    We expect that, under procedures established by DTC, ownership of beneficial interests in any global security for which DTC is the depository will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to beneficial interests of participants with the depository) and records of participants (with respect to beneficial interests of persons who hold through participants with the depository). Neither we nor the trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC or any of its participants relating to beneficial ownership interests in the debt securities. The laws of some states require that some purchasers of securities take physical delivery of the securities in definitive form. These limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

    So long as the depository for a global security or its nominee is the registered owner of the global security, that depository or nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as described below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual debt securities represented by that global security registered in their names, will not receive or be entitled to receive physical delivery of any of those debt securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture. Beneficial owners of debt securities evidenced by a global security will not be considered the owners or holders thereof under the applicable indenture for any purpose, including with respect to the giving of any direction, instructions or approvals to the trustee under the indenture. Accordingly, each person owning a beneficial interest in a global security with respect to which DTC is the depository must rely on the procedures of DTC and, if that person is not a participant with the depository, on the procedures of the participant through which that person owns its interests, to exercise any rights of a holder under the applicable indenture. We understand that, under existing industry practice, if DTC requests any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, DTC would authorize the participants who hold the relevant beneficial interests to give or take that action, and those participants would authorize the relevant beneficial owners to give or take those actions or would act upon the instructions of the beneficial owners who hold through them.

    Payments of principal of, and any premium (or make-whole amount) and interest on, individual debt securities represented by a global security registered in the name of a depository or its nominee will be made to or at the direction of the depository or its nominee, as the case may be, as the registered owner of the global security under the applicable indenture. Under the terms of the applicable indenture, we and the trustee may treat the persons in whose name debt securities, including a global security, are registered as the owners thereof for the purpose of receiving these payments. Consequently, neither we nor the trustee have or will have any responsibility or liability for the payment of these amounts to beneficial owners of debt securities including principal, any premium (or make-whole amount) or interest. We believe, however, that it is currently the policy of DTC to immediately credit the accounts of relevant participants with these payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in a global security held through DTC participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name, and will be the responsibility of those participants. Redemption notices with respect to any debt securities represented by a global security will be sent to the depository or its nominee. If less than all of the debt securities of any series are to be redeemed, we expect the depository to determine the amount of the interest of each participant in the debt securities to be redeemed to be determined by lot. Neither we, the trustee, any paying agent nor the security registrar for any debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for those debt securities or for maintaining any records with respect to those debt securities.

    Neither we nor the trustee will be liable for any delay by the holders of a global security or the depository in identifying the beneficial owners of debt securities, and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a global security or the depository for all purposes. The rules applicable to DTC and its participants are on file with the SEC.

    If a depository for any debt securities is at any time unwilling, unable or ineligible to continue as depository and we do not appoint a successor depository within 90 days, we will issue individual debt securities in exchange for the global security representing those debt securities. In addition, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to those debt securities, determine not to have any of those debt securities represented by one or more global securities and in that event will issue individual debt securities in exchange for the global security or securities representing those debt securities. Individual debt securities so issued will be issued in denominations of $1,000 and integral multiples of $1,000.

    The debt securities of a series may also be issued in whole or in part in the form of one or more bearer global securities that will be deposited with a depository, or with a nominee for the depository, identified in the applicable prospectus supplement. Any of these bearer global securities may be issued in temporary or permanent form. The specific terms and procedures, including the specific terms of the depository arrangement, with respect to any portion of a series of debt securities to be represented by one or more bearer global securities will be described in the applicable prospectus supplement.

NO RECOURSE

    There is no recourse under any obligation, covenant or agreement in the applicable indenture or with respect to any security against any of our or our successor's past, present or future stockholders, employees, officers or directors.

                         DESCRIPTION OF PREFERRED STOCK

    The following is a description of the material terms and provisions of our preferred stock. It may not contain all of the information that is important to you. Therefore, you should read our charter and bylaws before you purchase any shares of our preferred stock.

GENERAL

    Under our charter, AvalonBay is authorized to issue 50,000,000 shares of preferred stock, of which 2,300,000 shares have been designated Series C Preferred Stock and are currently outstanding, 3,450,000 shares have been designated Series D Preferred Stock of which 3,267,700 are currently outstanding, 1,000,000 shares have been designated Series E Junior Participating Cumulative Preferred Stock and none of which are currently outstanding, 4,455,000 shares have been designated Series F Preferred Stock and are currently outstanding, 4,300,000 shares have been designated Series G Preferred Stock and are currently outstanding, and 4,600,000 shares have been designated Series H

Preferred Stock of which 4,000,000 are currently outstanding. The Series C Preferred Stock, Series D Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock are listed on the NYSE and PCX under the symbols "AVB PrC," "AVB PrD," "AVB PrF," "AVB PrG," and "AVB PrH," respectively.

    Shares of preferred stock may be issued from time to time, in one or more series, as authorized by our board of directors. Prior to the issuance of shares of each series, the board of directors is required by the Maryland General Corporation Law and our charter to fix for each series, subject to the provisions of the charter regarding excess stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption, as are permitted by Maryland law. The preferred stock will, when issued following the receipt of full consideration for the shares of preferred stock, be fully paid and nonassessable and will have no preemptive rights. Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transactions that holders of common stock might believe to be in their best interests or in which holders of some, or a majority, of the shares of common stock might receive a premium for their shares over the then market price of the shares of common stock.

TERMS

    You should refer to the prospectus supplement relating to the offering of a series of preferred stock for the specific terms of that series, including:

    - their title and stated value;

    - the number of shares of preferred stock offered, the liquidation preference per share and the offering price;

    - the applicable dividend rate(s), period(s) and payment date(s) or method(s) of calculation thereof;

    - the date from which dividends on the preferred stock shall accumulate, if applicable;

    - any procedures for auction and remarketing;

    - any provision for a sinking fund;

    - any applicable provision for redemption;

    - any securities exchange listing;

    - the terms and conditions of convertibility into common stock, including the conversion price or rate or manner of calculation thereof;

    - any other specific terms, preferences, rights, limitations or restrictions;

    - a discussion of applicable federal income tax considerations;

    - the relative ranking and preference as to dividend rights and rights upon our liquidation, dissolution or the winding up of our affairs;

    - any limitations on issuance of any series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon our liquidation, dissolution or the winding up of our affairs; and

    - any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a REIT.

RANK

    Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon a liquidation, dissolution or winding up of our affairs, rank:

    - senior to all classes or series of our common stock, and to all equity securities ranking junior to the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs;

    - on a parity with all equity securities issued by us, the terms of which specifically provide that those equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs; and

    - junior to all equity securities issued by us, the terms of which specifically provide that those equity securities rank senior to the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs.

    The term "equity securities" does not include convertible debt securities.

DIVIDENDS

    Holders of the preferred stock of each series will be entitled to receive cash dividends when, as and if declared by our board of directors. We will pay dividends out of assets that are legally available for payment of dividends. We will specify the rate(s) of dividends and the dates that we will pay dividends in the applicable prospectus supplement. Dividends will be payable to holders of record as they appear on our stock transfer books on any record dates fixed by our board of directors.

    Dividends on any series of the preferred stock may be cumulative or non-cumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If our board of directors fails to declare a dividend payable on a dividend payment date on any series of the preferred stock for which dividends are non-cumulative, then the holders of that series of the preferred stock will have no right to receive a dividend in respect of the dividend period ending on that dividend payment date. Accordingly, we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment date.

    If preferred stock of any series is outstanding, we will not declare, pay or set aside funds to pay dividends on any other series of our capital stock ranking, as to dividends, on a parity with or junior to the preferred stock of that series for any period unless:

    - if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on the preferred stock of that series for all past dividend periods and the then current dividend period; or

    - if that series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends on the preferred stock of that series for the then current dividend period.

    We must declare all dividends pro rata on all series of preferred stock that rank on a parity with the series of preferred stock upon which we paid dividends if we did not pay or set aside funds to pay dividends on the series of preferred stock in full. We must declare dividends pro rata to ensure that the amount of dividends declared per share of preferred stock bears in all cases the same ratio that accrued dividends per share of preferred stock bears to each other. We will not accumulate unpaid dividends for prior dividend periods with respect to accrued dividends on preferred stock that does not have cumulative dividends. No interest, or sum of money in lieu of interest, will be payable in respect of any payments that may be in arrears.

    Except as provided in the immediately preceding paragraph, unless:

    - if a series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends for all past dividend periods and the then current dividend period; or

    - if a series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends for the then current dividend period, we will not: (1) declare, pay or set aside funds to pay dividends or declare or make any other distribution upon the common stock or any other shares of our stock ranking junior to or on a parity with the preferred stock of that series as to dividends or upon liquidation; (2) redeem, purchase or otherwise acquire for any consideration any common stock, or any other shares of our stock ranking junior to or on a parity with the preferred stock of that series as to dividends; nor (3) pay any monies to or make any monies available for a sinking fund to redeem any shares of our common stock or any of those other shares, except by conversion into or exchange for other shares of our capital stock that rank junior to the preferred stock of that series as to dividends or liquidation. However, we may declare or set aside dividends in common stock or other shares of capital stock ranking junior to the preferred stock of that series as to dividends and upon liquidation.

    Any dividend payment we make on a series of preferred stock shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of that series which remains payable.

REDEMPTION

    A prospectus supplement may provide that the preferred stock will be subject to mandatory redemption or redemption at our option, in whole or in part, upon the terms, at the times and at the redemption prices set forth in that prospectus supplement.

    The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares that will be redeemed in each year commencing after a specified date at a specified redemption price per share, together with an amount equal to all accrued and unpaid dividends thereon to the date of redemption. Unless the shares have a cumulative dividend, the accrued dividends will not include any accumulation in respect of unpaid dividends for prior dividend periods. We may pay the redemption price in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of shares of our capital stock, the terms of that series of preferred stock may provide that, if no shares of our capital stock have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, the preferred stock will automatically and mandatorily convert into the applicable shares of our capital stock under the conversion provisions specified in the applicable prospectus supplement.

    However, we will not redeem any preferred stock of a series unless:

    - if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on the preferred stock for the past and current dividend periods; or

    - if that series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends on the preferred stock for the current dividend period.

    However, unless the prospectus supplement relating to a series of preferred stock provides otherwise, we will not redeem any preferred stock of a series unless we redeem all outstanding preferred stock of that series simultaneously.

    In addition, we will not acquire any preferred stock of a series unless:

    - if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on all outstanding shares of that series of preferred stock for all past dividend periods and the then current dividend period; or

    - if that series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends on the preferred stock of that series for the then current dividend period.

    However, at any time we may purchase or acquire preferred stock of that series (1) to preserve our status as a REIT, (2) in accordance with a purchase or exchange offer made on the same terms to holders of all outstanding preferred stock of that series or (3) by conversion into or exchange for shares of our capital stock ranking junior to the preferred stock of that series as to dividends and upon liquidation.

    If fewer than all of the outstanding shares of preferred stock of any series are to be redeemed, we will determine the number of shares that may be redeemed pro rata from the holders of record of those shares in proportion to the number of shares held or for which redemption is requested by the holder or by any other equitable manner that we determine. This determination will reflect adjustments to avoid redemption of fractional shares.

    We will mail notice of redemption at least 30 days but not more than 60 days before the redemption date to each holder of record of preferred stock to be redeemed at the address shown on our stock transfer books. Each notice shall state:

    - the redemption date;

    - the number of shares and series to be redeemed;

    - the redemption price;

    - the place or places where certificates are to be surrendered for payment of the redemption price;

    - that dividends on the shares to be redeemed will cease to accrue on the redemption date;

    - the date upon which the holder's conversion rights, if any, as to the shares shall terminate; and

    - the specific number of shares to be redeemed from each holder if fewer than all the shares of any series are to be redeemed.

    If notice of redemption has been given and we have set aside the funds necessary for that redemption in trust for the benefit of the holders of any shares so called for redemption, then from and after the redemption date, dividends will cease to accrue on those shares, and all rights of the holders of those shares will terminate, except the right to receive the redemption price.

LIQUIDATION PREFERENCE

    Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before we make any distribution or payment to the holders of any common stock or any other class or series of our capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, the holders of each series of preferred stock will be entitled to receive, out of assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference per share set forth in the applicable prospectus supplement, plus any accrued and unpaid dividends thereon. These dividends will not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods. After full payment of their liquidating distributions, holders will have no right or claim to any of our remaining assets. Upon any voluntary or involuntary liquidation, dissolution or winding up, if our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred stock and the corresponding amounts payable on all other classes or series of our capital stock ranking on a parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and all of those other classes or series of capital stock will share ratably in the distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

    Upon liquidation, dissolution or winding up and if we have made liquidating distributions in full to all holders of preferred stock, we will distribute our remaining assets among the holders of any other classes or series of capital stock ranking junior to the preferred stock according to their respective rights and preferences and, in each case, according to their respective number of shares. For these purposes, our consolidation or merger with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of our assets or business will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.

VOTING RIGHTS

    Holders of preferred stock will have no voting rights, except as described in the next paragraph, as otherwise from time to time required by law or as indicated in the applicable prospectus supplement.

    Unless otherwise provided for any series of preferred stock, so long as any preferred stock of a series remains outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the preferred stock of that series outstanding at the time, given in person or by proxy, either in writing or at a meeting with each series of preferred stock voting separately as a class:

    - authorize or create, or increase the authorized or issued amount of, any class or series of shares of capital stock ranking senior to that series of preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any of our authorized shares of capital stock into shares that have those preferences, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any shares that have those preferences; or

    - amend, alter or repeal the provisions of our charter or the amendment to our charter designating the terms for that series of preferred stock, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of that series of preferred stock or the holders thereof.

However, if the preferred stock remains outstanding with its terms materially unchanged, the occurrence of any of the events described above shall not be deemed to materially and adversely affect the rights, preferences, privileges or voting power of holders of the preferred stock, even if upon the occurrence of that event we may not be the surviving entity. In addition, any increase in the amount of (1) authorized preferred stock or the creation or issuance of any other series of preferred stock, or (2) authorized shares of that series or any other series of preferred stock, in each case ranking on a parity with or junior to the preferred stock of that series with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect those rights, preferences, privileges or voting powers.

    The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required will be effected, we have redeemed or called for redemption all outstanding shares of that series of preferred stock and, if called for redemption, have deposited sufficient funds in trust to effect the redemption.

CONVERSION RIGHTS

    The terms and conditions upon which any series of preferred stock is convertible into common stock will be set forth in the applicable prospectus supplement relating to the offering of that series of preferred stock. These terms will include the number of shares of common stock into which the shares of preferred stock are convertible, the conversion price, rate or manner of calculation of the preferred stock, the conversion period, provisions as to whether conversion will be at our option or at the holders' option, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption.

RESTRICTIONS ON OWNERSHIP

    For us to qualify as a REIT under the Internal Revenue Code, a maximum of 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals during the last half of a taxable year. To assist us in meeting this requirement, we may take actions to limit the beneficial ownership, directly or indirectly, by a single person of our outstanding equity securities, including any of our preferred stock. Therefore, the amendment to our charter designating each series of preferred stock may contain provisions restricting the ownership and transfer of the preferred stock. The applicable prospectus supplement will specify any additional ownership limitation relating to a series of preferred stock. See "Limits on Ownership of Stock" beginning on page 36.

TRANSFER AGENT

    The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.

                          DESCRIPTION OF COMMON STOCK

    The following is a description of the material terms and provisions of our common stock. It may not contain all the information that is important to you. Therefore, you should read our charter and bylaws before you purchase any shares of our common stock.

GENERAL

    Under our charter, we have authority to issue 140,000,000 shares of common stock, par value $.01 per share. Under Maryland law, stockholders generally are not responsible for our debts or obligations. As of March 1, 2001, we had 67,378,263 shares of common stock issued and outstanding. Our common stock is listed on the NYSE and the PCX under the symbol "AVB."

DIVIDENDS

    Subject to the preferential rights of any other class or series of stock and to the provisions of our charter regarding excess stock, which are described below, holders of shares of our common stock will be entitled to receive dividends on shares of common stock out of assets that we may legally use to pay dividends, if and when they are authorized and declared by our board of directors.

VOTING RIGHTS

    Except as otherwise required by law and except as provided by the terms of any other class or series of stock, holders of common stock have the exclusive power to vote on all matters presented to our stockholders, including the election of directors. Holders of common stock are entitled to one vote per share. There is no cumulative voting in the election of our directors, which means that, subject to any rights to elect directors that are granted to the holders of any class or series of preferred stock, a plurality of the votes cast at a meeting of stockholders at which a quorum is present is sufficient to elect a director.

LIQUIDATION/DISSOLUTION RIGHTS

    Subject to the preferential rights of any other class or series of stock and to the provisions of our charter regarding excess stock, holders of shares of our common stock share in the same proportion as our other stockholders in the assets that we may legally use to pay distributions in the event we are liquidated, dissolved or our affairs are wound up after we pay or make adequate provision for all of our known debts and liabilities.

OTHER RIGHTS

    Subject to the preferential rights of any other class or series of stock and to provisions of our charter regarding excess stock, all shares of our common stock have equal dividend, distribution, liquidation and other rights, and have no preference, appraisal or exchange rights. Furthermore, holders of shares of our common stock have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any of our securities.

    Under Maryland law, a corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter, unless a different percentage is set forth in the corporation's charter, which percentage shall not in any event be less than a majority of all of the shares entitled to vote on that matter. Our charter provides that whenever any vote of the holders of voting stock is required to amend or repeal any provision of the charter, then in addition to any other vote of the holders of voting stock that is required by the charter, the affirmative vote of the holders of a majority of our outstanding shares of stock entitled to vote on the amendment or repeal, voting together as a single class, and the affirmative vote of the holders of a majority of the outstanding shares of each class entitled to vote on that matter as a class is required. However, with respect to the amendment or repeal of any of the provisions of our charter relating to the resignation or removal of directors, vacancies on the board of directors, independent directors, the rights and powers of our company, the board of directors and officers, and the limitation of liability of directors and officers, the affirmative vote of the holders of at least two-thirds of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class, and the affirmative vote of the holders of not less than two-thirds of the outstanding shares of each class entitled to vote on that matter as a class, shall be required.

RESTRICTIONS ON OWNERSHIP

    For us to qualify as a REIT under the Internal Revenue Code, no more than 50% in value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals during the last half of a taxable year. To assist us in meeting this requirement, we may take actions such as the automatic conversion of shares in excess of this ownership restriction into shares of excess stock to limit the beneficial ownership of our outstanding equity securities, directly or indirectly, by one individual. See "Limits on Ownership of Stock" beginning on page 36.

SHAREHOLDER RIGHTS AGREEMENT

    We adopted a shareholder rights agreement on March 9, 1998 to help ensure that our stockholders receive fair and equal treatment in the event of any proposed acquisition of AvalonBay. We amended our shareholder rights agreement on February 28, 2000. As described in "Risk Factors--Shareholder rights agreement," the rights agreement may delay, defer or prevent a change of control of AvalonBay and, therefore, could adversely affect our stockholders' ability to realize a premium over the then-prevailing market price for our common stock in a transaction that involves a change of control. The following summary of the rights agreement does not purport to be complete and is qualified in its entirety by reference to the rights agreement and the amendment to the rights agreement, which were previously filed with the Securities and Exchange Commission as exhibits to our registration statement on Form 8-A filed on March 11, 1998 and our registration statement on Form 8-A/A filed on February 28, 2000, respectively.

    In adopting the rights agreement, our board of directors declared a dividend distribution of one preferred stock purchase right for each outstanding share of common stock to stockholders of record as of the close of business on the record date, March 10, 1998. Each right entitles its registered holder to purchase from us a unit consisting of one one-thousandth (1/1000) of a share of AvalonBay Series E Junior Participating Cumulative Preferred Stock, par value $.01 per share, at a cash exercise price of $160.00 per unit, subject to adjustment.

    The rights are currently not exercisable and are attached to and trade with all shares of common stock outstanding as of, and issued subsequent to, March 10, 1998. The rights will separate from the common stock and will become exercisable upon the earlier of the following:

    - the close of business on the tenth calendar day following the first public announcement that a person or group of affiliated or associated persons, referred to as "acquiring persons," has acquired beneficial ownership of 5% or more of the outstanding shares of common stock (15% for some types of institutional investors); or

    - the close of business on the tenth business day (or a later calendar day determined by the board of directors in its sole discretion) following the commencement of a tender offer or exchange offer that would result upon its completion in a person or group becoming the beneficial owner of 10% or more of the outstanding shares of common stock (15% for some types of institutional investors).

    In the case of some of our stockholders, referred to in the rights agreement as "grandfathered persons," who beneficially owned 10% or more of the outstanding shares of common stock as of March 9, 1998, the rights generally will be distributed only if one of those stockholders acquires or proposes to acquire additional shares of our common stock. In addition, a grandfathered person generally will become an acquiring person only if that person acquires additional shares of common stock.

TRANSFER AGENT

    The transfer agent and registrar for the common stock, and the rights agent for the rights, is First Union National Bank, Charlotte, North Carolina.

                          LIMITS ON OWNERSHIP OF STOCK

OWNERSHIP LIMITS

    For us to qualify as a REIT under the Internal Revenue Code, among other things, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals during the last half of a taxable year. Additionally, the shares of stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year. To protect us against the risk of losing our status as a REIT due to a concentration of ownership among our stockholders, and to otherwise address concerns related to concentrated ownership of capital stock, our charter provides that no holder who is an individual may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 9.8% of any class or series of our stock (15% for some entities as described below). Notwithstanding the preceding sentence, the board of directors at its option and in its discretion may approve ownership greater than 9.8% by selected persons. Our board of directors does not expect that it would waive the 9.8% ownership limit in the absence of evidence satisfactory to the board of directors that the waiver of the limit will not jeopardize our status as a REIT, and the board of directors also decides that the waiver is in our stockholders' best interests. Any transfer of shares of stock, including any security convertible into shares of stock, shall be void and have no effect if it: (1) would create a direct or indirect ownership of shares of stock in excess of the 9.8% ownership limit or (2) would result in our disqualification as a REIT, including any transfer that would (a) result in the shares of stock being owned by fewer than 100 persons, (b) result in us being "closely held" within the meaning of Section 856(h) of the Internal Revenue Code or (c) result in us constructively owning 10% or more of the ownership interests in a tenant within the meaning of Section 865(a)(5) of the Internal Revenue Code. In addition, if any purported transfer of stock or any other event would otherwise result in any person violating the ownership limit, then the purported transfer will be void and of no force or effect with respect to the intended transferee as to that number of shares in excess of the ownership limit. The intended transferee will acquire no right or interest in the excess shares; or, in the case of any event other than a purported transfer, the person holding record title to any shares in excess of the ownership limit shall cease to own any right or interest in the excess shares.

    Under the Internal Revenue Code, some types of entities, such as pension plans described in Section 401(a) of the Internal Revenue Code and mutual funds registered under the Investment Company Act of 1940, will be looked through for purposes of the five or fewer test described above. Our charter limits these entities to owning no more than 15% of any class or series of our stock.

SHARES OWNED IN EXCESS OF THE OWNERSHIP LIMIT

    Stock owned, or deemed to be owned, or transferred to a stockholder in excess of the 9.8% ownership limit will be converted automatically into shares of excess stock and will be transferred, by operation of law, to a trust, the beneficiary of which shall be a qualified charitable organization selected by us. As soon as practicable after the transfer of shares to the trust, the trustee of the trust will be required to sell the shares of excess stock to a person who could own the shares without violating the ownership limit and distribute to the proposed transferee an amount equal to the lesser of (1) the price paid by the proposed transferee for the shares of excess stock or (2) the sales proceeds received by the trust for the shares of excess stock. In the case of any excess stock resulting from any event other than a transfer, or from a transfer for no consideration (such as a gift), the trustee will be required to sell the excess stock to a qualified person or entity and distribute to the person holding record title to the shares in excess of the ownership limit an amount equal to the lesser of (A) the fair market value of the excess stock as of the date of the event or (B) the sales proceeds received by the trust for the excess stock. In either case, any proceeds in excess of the amount distributable to the proposed transferee or person holding record title to the shares in excess of the ownership limit, as applicable, will be distributed to the beneficiary of the trust.

    Upon the transfer of shares of excess stock, the shares shall be converted automatically into an equal number of shares of the same class and series that were converted into the excess stock, and the shares of excess stock will be automatically retired and canceled and will thereupon be restored to the status of authorized but unissued shares of excess stock. Prior to a sale of any excess stock by the trust, the trustee will be entitled to receive in trust for the beneficiary, all dividends and other distributions paid with respect to the excess stock. In addition, while the shares of excess stock are held in trust, the shares will not be entitled to vote, except when Maryland law mandates class voting rights.

    Any dividend or distribution paid on excess stock prior to discovery by us that stock has been transferred in violation of the applicable ownership limit shall be repaid to us on demand. Shares of excess stock are not treasury stock, but rather constitute a separate class of issued and outstanding stock. If these transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee of any excess stock may be deemed, at our option, to have acted as an agent on our behalf in acquiring the excess stock and to hold the excess stock on behalf of us.

RIGHT TO PURCHASE EXCESS STOCK

    In addition to the foregoing transfer restrictions, we have the right, for a period of 90 days during the time any shares of excess stock are held by us in trust, to purchase all or any portion of the excess stock from the proposed transferee for a price per share equal to the lesser of:

(1) the price per share initially paid for the stock by the proposed transferee or, if the proposed transferee received the shares through a gift, devise or other transaction in which the proposed transferee did not give value, the average of the closing price per share for the class of shares from which the shares of excess stock were converted for the five consecutive trading days ending on the date of the transfer; or

(2) the average closing price per share for the class of shares from which the shares of excess stock were converted for the five consecutive trading days ending on the date we elect to purchase the shares.

    The 90-day period begins on the date of the purported transfer that violated the applicable ownership limit if the proposed transferee gives notice to us of the transfer or, if no notice is given, the date on which our board of directors determines that a transfer that violated the applicable ownership limit has been made.

GENERAL

    The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interest to continue to qualify as a REIT. The board may, in its sole discretion, waive the ownership limits if evidence is presented that the transfer of stock will not jeopardize our qualification as a REIT and the board otherwise decides that such action is in our stockholders' best interest.

    Our stockholders are required to disclose to us in writing any information with respect to their ownership of our capital stock that we may request in order to determine our status as a REIT and to ensure compliance with the ownership limits.

    The ownership limits may have the effect of delaying, deferring or preventing a change of control of our company.

     FEDERAL INCOME TAX CONSIDERATIONS AND CONSEQUENCES OF YOUR INVESTMENT

    The following is a general summary of the material federal income tax considerations and consequences associated with an investment in our securities. The following discussion is not exhaustive of all possible tax considerations and is not tax advice. Moreover, this summary does not deal with all tax aspects or consequences that might be relevant to a particular prospective securityholder in light of his/her personal circumstances; nor does it deal with particular types of securityholders that are subject to special treatment under the Internal Revenue Code, such as insurance companies, financial institutions and broker-dealers. The Internal Revenue Code provisions governing the federal income tax treatment of REITs are highly technical and complex, and this summary is qualified in its entirety by the applicable Internal Revenue Code provisions, and the rules and regulations promulgated under the

Internal Revenue Code, and administrative and judicial interpretations thereof. The following discussion is based on current law and on representations from us concerning our compliance with the requirements for qualification as a REIT.

    We urge you, as a prospective investor, to consult your own tax advisor with respect to the specific federal, state, local, foreign and other tax consequences to you of the purchase, holding and sale of our securities.

FEDERAL INCOME TAXATION

    We believe that we have been organized in conformity with the requirements for qualification as a REIT under the Internal Revenue Code, and that our method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code. We may not, however, have met or continue to meet such requirements. Qualification as a REIT depends upon us having met and continuing to meet the various requirements imposed under the Internal Revenue Code through actual operating results, as discussed below.

    If we have qualified and continue to qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that is currently distributed to stockholders. The REIT provisions of the Internal Revenue Code generally allow a REIT to deduct dividends paid to its stockholders. This deduction for dividends paid to stockholders substantially eliminates the federal double taxation of investment earnings that C corporations would be required to pay. When we use the term "double taxation," we refer to taxation of corporate income at two levels, taxation at the corporate level when the corporation must pay tax on the income it has earned and taxation again at the stockholder level when the stockholder pays taxes on the distributions it receives from the corporation's income in the way of dividends. Additionally, a REIT may elect to retain and pay taxes on a designated amount of its net long-term capital gains, in which case the stockholders of the REIT will include their proportionate share of the undistributed long-term capital gains in income and receive a credit or refund for their share of the tax paid by the REIT.

    Even if we qualify for taxation as a REIT, we will continue to be subject to federal income tax, as follows:

    - First, we will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains.

    - Second, we may be subject to the alternative minimum tax.

    - Third, if we have net income from the sale or other disposition of foreclosure property that is held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on such income. Foreclosure property is, in general, any real property and any personal property incident to such real property acquired through foreclosure or deed in lieu of foreclosure.

    - Fourth, if we have net income from prohibited transactions, such income will be subject to a 100% tax. Prohibited transactions are, in general, sales or other dispositions of property other than foreclosure property held primarily for sale to customers in the ordinary course of business.

    - Fifth, if we should fail to satisfy either the 75% or 95% gross income test but have nonetheless maintained our qualification as a REIT because other requirements have been met, we will be subject to a 100% tax on the net income attributable to the greater of the amount by which we fail the 75% or 95% test, multiplied by a fraction intended to reflect our profitability.

    - Sixth, if we fail to distribute during each year at least the sum of
      (a) 85% of our ordinary income for such year, (b) 95% of our capital gain net income for such year and (c) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.

    - Seventh, if we should acquire any asset from a C corporation in a carryover-basis transaction and we subsequently recognize gain on the disposition of such asset during the ten-year period beginning on the date on which we acquired the asset, then, to the extent of any built-in gain, such gain will be subject to tax at the highest regular corporate rate, under guidelines issued by the Internal Revenue Service. Built-in gain means the excess of (a) the fair market value of the asset as of the beginning of the applicable recognition period over (b) the adjusted basis in such asset as of the beginning of such recognition period. A C corporation is a corporation generally subject to full corporate-level tax.

REQUIREMENTS FOR QUALIFICATION

    We elected to be taxable as a REIT for federal income tax purposes for our taxable year ended December 31, 1994. In order to have so qualified, we must have met and continue to meet the requirements discussed below, relating to our organization, sources of income, nature of assets and distributions of income to stockholders.

    ORGANIZATIONAL REQUIREMENTS. The Internal Revenue Code defines a REIT as a corporation, trust or association that meets the following conditions:

(1) is managed by one or more trustees or directors;

(2) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3) would be taxable as a domestic corporation but for the REIT requirements;

(4) is neither a financial institution nor an insurance company subject to applicable provisions of the Internal Revenue Code;

(5) the beneficial ownership of which is held by 100 or more persons; and

(6) during the last half of each taxable year, five or fewer individuals do not own, directly or indirectly, more than 50% in value of the outstanding stock, taking into account the applicable attribution rules.

    In addition, other tests, described below, regarding the nature of income and assets of the REIT also must be satisfied. The Code provides that conditions (1) through (4), inclusive, must be met during the entire taxable year. Condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) will not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of conditions (5) and (6), pension funds and particular other tax-exempt entities are treated as individuals, subject to an exception in the case of condition (6) that looks through the fund or entity to actual participants of the fund or the entity to its beneficial owners in determining the number of owners of the outstanding stock.

    Our charter currently includes restrictions regarding transfers of common stock and preferred stock, which restrictions are intended, among other things, to assist us in continuing to satisfy conditions (5) and (6). We cannot assure you, however, that the restrictions in our charter will, as a matter of law, preclude us from failing to satisfy these conditions or that a transfer in violation of these restrictions would not cause us to fail these conditions.

    In addition, a corporation may not elect to become a REIT unless its taxable year is the calendar year. We have a calendar year taxable year.

    If a REIT owns a qualified REIT subsidiary, the Internal Revenue Code provides that the qualified REIT subsidiary is disregarded for federal income tax purposes. Thus, all assets, liabilities and items of income, deduction and credit of the qualified REIT subsidiary are treated as assets, liabilities and such items of the REIT itself. When we use the term "qualified REIT subsidiary," we mean a corporation, other than a taxable REIT subsidiary, in which all of its stock are held by the REIT. Unless the context requires otherwise, all references to "we," "us" and "our company" in this "Federal Income Tax Considerations and Consequences of Your Investment" section, refer to AvalonBay Communities, Inc. and its qualified REIT subsidiaries.

    In the case of a REIT that is a partner in a partnership, regulations issued by the United States Treasury Department provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. A REIT's proportional share of the assets of the partnership will be determined based on the REIT's capital interest in the partnership. In addition, the character of the assets and gross income of the partnership shall retain the same character in the hands of the REIT for purposes of Section 856 of the Internal Revenue Code, including satisfying the gross income tests and asset tests. Thus, our proportionate share of the assets, liabilities and items of income of any entity taxable as a partnership for federal income tax purposes in which we hold an interest will be treated as our assets and liabilities and our items of income for purposes of applying the requirements described in this prospectus. The assets, liabilities and items of income of any partnership in which we own an interest include such entity's share of the assets and liabilities and items of income with respect to any partnership in which it holds an interest.

    INCOME TESTS. To maintain qualification as a REIT, two gross income requirements must be satisfied annually.

    - First, at least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property including rents from real property and, in particular circumstances, interest or from particular types of temporary investments.

    - Second, at least 95% of our gross income for each taxable year must be derived from such real property investments and from dividends, interest and gain from the sale or disposition of stock or securities or from any combination of the foregoing. For purposes of this test, gross income excludes gross income from prohibited transactions.

    Additionally, with respect to each of our tax years beginning on or before January 1, 1997, short-term gain from the sale or other disposition of stock or securities, gain from prohibited transactions and gain from the sale or other disposition of real property held for less than four years apart from involuntary conversions and sales of foreclosure property must have represented less than 30% of our gross income including gross income from prohibited transactions for each such taxable year.

    Rents received or deemed to be received by us will qualify as rents from real property in satisfying the gross income requirements for a REIT described above only if the following conditions are met.

    - Rents received generally must not be based in whole or in part on the income or profits derived from any person.

    - Rents received must not be from a related party tenant. A tenant is a related party tenant if the REIT, directly or indirectly, actually or constructively owns 10% or more of such tenant. As a result of the passage of the Ticket to Work and Work Incentives Act of 1999 as enacted on December 17, 1999 (we refer to this as the "REIT Modernization Act"), for taxable years after December 31, 2000, we will be able to lease property to a taxable REIT subsidiary and the rents received from that subsidiary will not be disqualified from being rents from real property by reason of our ownership interest in the subsidiary. We can avail ourselves of this exception to the related-party rent rules so long as at least 90% of the leased space of the property is rented to persons who are not related parties or taxable REIT subsidiaries and the taxable REIT subsidiary pays commercially reasonable rent which is on similar terms to the rent paid to third parties. A taxable REIT subsidiary includes a corporation other than a REIT in which a REIT directly or indirectly holds stock and that has made a joint election with the REIT to be treated as a taxable REIT subsidiary. A taxable REIT subsidiary will be subject to federal income tax at regular corporate rates.

    - Rents attributable to personal property that is leased in connection with a lease of real property must not be greater than 15% of total rent received under the lease. If so, the portion of rent attributable to the personal property will not qualify as rents from real property. For taxable years beginning after December 31, 2000, the test is based on relative fair market values.

    - The REIT generally must not operate or manage the property or furnish or render services to tenants. However, the REIT may:

       - provide services that are usually or customarily rendered in connection with the rental of a room or other space for occupancy only and are not otherwise considered rendered to the occupant;

       - provide or furnish non-customary services through an independent contractor if the independent contractor is adequately compensated and the REIT derives no income from the independent contractor;

       - for taxable years beginning after August 5, 1997, provide non-customary services with respect to its properties if the income from the provision of such services with respect to any particular property does not exceed 1% of all amounts received by the REIT from such property; and

       - for taxable years beginning after December 31, 2000, provide or furnish non-customary services through a taxable REIT subsidiary.

    We have not charged, and do not anticipate charging, rent that is based in whole or in part on the income or profits of any person. We have not derived, and do not anticipate deriving, rent attributable to personal property leased in connection with real property that exceeds 15% of the total rents.

    We have provided and will provide services with respect to the multifamily apartment communities. We believe that the services with respect to our communities that have been and will be provided by us are usually or customarily rendered in connection with the rental of space for occupancy only and are not otherwise rendered to particular tenants; or, for tax years beginning after August 5, 1997, income from the provision of other kinds of services with respect to a given property has not and will not exceed 1% of all amounts received by us from such property. Therefore, we believe that the provision of such services has not and will not cause rents received with respect to our communities to fail to qualify as rents from real property. We believe that services with respect to our communities that we believe may not be provided by us directly without jeopardizing the qualification of rent as rents from real property have been and will be performed by independent contractors, or, for taxable years beginning after December 31, 2000, taxable REIT subsidiaries.

    We currently own an equity stake in two technology-related corporations, and may in the future acquire equity stakes in additional corporations, which do not constitute real estate assets. Gain from a sale or other taxable disposition of these interests will constitute income satisfying the 95% income test, but not the 75% income test. The need to satisfy the 75% income test may adversely affect the time at which we chose to sell or dispose of one or more of these investments, depending on the appreciation of these equity interests, if any.

    If we fail to satisfy one or both of the 75% or 95% gross income test for any taxable year, we may nevertheless qualify as a REIT for that year if we are eligible for relief under the Internal Revenue Code. These relief provisions generally will be available if:

    - our failure to meet these tests was due to reasonable cause and not due to willful neglect;

    - we attach a schedule of the sources of our income to our federal income tax return; and

    - any incorrect information on the schedule is not due to fraud with intent to evade tax.

    It is not possible, however, to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally incur exceeds the limits on such income, the Internal Revenue Service could conclude that our failure to satisfy the tests was not due to reasonable cause. As discussed above in "Federal Income Tax Considerations and Consequences of Your Investment--Federal income taxation," even if these relief provisions apply, a tax would be imposed with respect to the excess net income. No similar mitigation provision provides relief if we failed the 30% gross income test in a taxable year beginning on or before January 1, 1997, and any such failure to qualify would have caused us to fail to qualify as a REIT. See the discussion below on the consequences of failing to qualify as a REIT in "Federal Income Tax Considerations and Consequences of Your Investment--Failure to qualify."

    ASSET TESTS. At the close of each quarter of our taxable year, we also must satisfy four tests relating to the nature and diversification of our assets.

    - First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities.

    - Second, no more than 25% of our total assets may be represented by securities other than those in the 75% asset class.

    - Third, of the investments included in the 25% asset class, the value of any one issuer's securities owned by us may not exceed 5% of the value of our total assets, unless the issuer is a taxable REIT subsidiary, and we may not own more than 10% of the voting power or value of any one issuer's outstanding securities, unless the issuer is a taxable REIT subsidiary or we can avail ourselves of a safe harbor for "straight debt."

    - Fourth, no more than 20% of our total assets may be represented by securities of one or more taxable REIT subsidiaries.

    After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient nonqualifying assets within 30 days after the close of that quarter. We intend to maintain and believe that we have maintained adequate records of the value of our assets to ensure compliance with the asset tests and to take such other actions within 30 days after the close of any quarter as may be required to cure any noncompliance.

    We currently own more than 10% of the total value of the outstanding securities of several subsidiaries. Each of these subsidiaries has elected to be a taxable REIT subsidiary. It should be noted that the Internal Revenue Code contains two provisions that ensure that taxable REIT subsidiaries are subject to an appropriate level of federal income taxation. First, taxable REIT subsidiaries are limited in their ability to deduct interest payments made to an affiliated REIT. Second, if a taxable REIT subsidiary pays an amount to a REIT that exceeds the amount that would be paid to an unrelated party in an arm's-length transaction, the REIT generally will be subject to an excise tax equity to 100% of such excess.

    ANNUAL DISTRIBUTION REQUIREMENTS. In order to be taxed as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

    (a) the sum of (1) 90% (previously 95% for taxable years beginning before December 31, 2000) of our REIT taxable income, which is computed without regard to the dividends-paid deduction and our capital gain, and (2) 90% (previously 95% for taxable years beginning before December 31, 2000) of the net income, if any, from foreclosure property in excess of the special tax on income from foreclosure property, minus

    (b) the sum of particular items of noncash income.

    Such distribution must be paid in the taxable year to which it relates, or in the following taxable year if declared before we timely file our federal income tax return for such year and if paid on or before the first regular dividend payment after such declaration. Capital gain dividends are not included in the calculation to determine whether we satisfy the above-described distribution requirement. In general, a capital gain dividend is a dividend attributable to net capital gain recognized by us and properly designated as such.

    Even if we satisfy the foregoing distribution requirements, to the extent that we do not distribute all of our net capital gain or REIT taxable income as adjusted, we will be subject to tax thereon at regular capital gains or ordinary corporate tax rates. Furthermore, if we should fail to distribute during each calendar year at least the sum of:

    (a) 85% of our ordinary income for that year,

    (b) 95% of our capital gain net income for that year, and

    (c) any undistributed taxable income from prior periods,

we would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. In addition, during our recognition period, if we dispose of any asset subject to the rules regarding built-in gain, under guidance issued by the Internal Revenue Service, we will be required to distribute at least 95% of any after tax built-in gain recognized on the disposition of the asset. As stated above, the term "built-in-gain" refers to the excess of (a) the fair market value of the asset as of the beginning of the applicable recognition period over (b) the adjusted basis in such asset as of the beginning of such recognition period.

    We believe that we have made and intend to continue to make timely distributions sufficient to satisfy the annual distribution requirements.

    It is expected that our REIT taxable income has been and will be less than our cash flow due to the allowance of depreciation and other noncash charges in computing REIT taxable income. Accordingly, we anticipate that we will generally have sufficient cash or liquid assets to enable us to satisfy the 90% distribution requirement. It is possible, however, that we, from time to time, may not have sufficient cash or other liquid assets to meet this distribution requirement or to distribute such greater amount as may be necessary to avoid income and excise taxation, due to timing differences between (a) the actual receipt of income and the actual payment of deductible expenses and (b) the inclusion of such income and the deduction of such expenses in arriving at our taxable income, or as a result of nondeductible expenses such as principal amortization or capital expenditures in excess of noncash deductions. In the event that such timing differences occur, we may find it necessary to arrange for borrowings or, if possible, pay taxable stock dividends in order to meet the dividend requirement.

    Under some circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying dividends to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. We will refer to such dividends as "deficiency dividends." Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. We will, however, be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

FAILURE TO QUALIFY

    If we fail to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, we will be subject to tax on our taxable income at regular corporate rates, including any applicable alternative minimum tax. Distributions to stockholders in any year in which we fail to qualify will not be deductible by us nor will they be required to be made. In such event, to the extent of current or accumulated earnings and profits, all distributions to stockholders will be dividends, taxable as ordinary income, and subject to limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends-received deduction. Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances we would be entitled to such statutory relief. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally incur exceeds the limit on such income, the Internal Revenue Service could conclude that our failure to satisfy the tests was not due to reasonable cause.

TAXATION OF UNITED STATES STOCKHOLDERS AND POTENTIAL TAX CONSEQUENCES OF THEIR INVESTMENT IN THE SECURITIES

    When we refer to a United States stockholder, we mean a holder of common stock or preferred stock that is for federal income tax purposes:

    - an individual who is a citizen or resident of the United States;

    - a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

    - a partnership, trust or estate treated as a domestic partnership, trust or estate.

    For any taxable year for which we qualify for taxation as a REIT, amounts distributed to taxable United States stockholders will be taxed as follows.

    DISTRIBUTIONS GENERALLY. Distributions other than capital gain dividends to United States stockholders will be taxable as dividends to the extent of our current or accumulated earnings and profits as determined for federal income tax purposes. For purposes of determining whether distributions are out of current or accumulated earnings and profits, our earnings and profits will be allocated first to any of our outstanding preferred stock and then to our common stock. Such dividends will be taxable to the holders as ordinary income and will not be eligible for the dividends-received deduction for corporations. To the extent that we make a distribution to a United States stockholder in excess of current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital with respect to the shares, reducing the United States stockholder's tax basis in the shares, and the distribution in excess of a United States stockholder's tax basis in the shares will be taxable as gain realized from the sale of the shares. Dividends declared by our company in October, November or December of any year payable to a stockholder of record on a specified date in any such month shall be treated as both paid by us and received by the stockholder on December 31 of the year, provided that the dividend is actually paid by us during January of the following calendar year. United States stockholders may not include on their own federal income tax returns any of our tax losses.

    The Internal Revenue Service will deem us to have sufficient earnings and profits to treat as a dividend any distribution by us up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed in "Federal Income Tax Considerations and Consequences of Your Investment--Federal income taxation" above. Moreover, any deficiency dividend will be treated as an ordinary or capital gain dividend, as the case may be, regardless of our earnings and profits. As a result, stockholders may be required to treat particular distributions that would otherwise result in a tax-free return of capital as taxable dividends.

    CAPITAL GAIN DIVIDENDS. Dividends to United States stockholders that are properly designated by us as capital gain dividends will be treated as long-term capital gains, to the extent they do not exceed our actual net capital gains, for the taxable year without regard to the period for which the stockholder has held his stock. However, corporate stockholders may be required to treat up to 20% of particular capital gain dividends as ordinary income. Capital gain dividends are not eligible for the dividends-received deduction for corporations.

    RETAINED CAPITAL GAINS. A REIT may elect to retain, rather than distribute, its net long-term capital gains received during the year. To the extent designated by the REIT in a notice to its stockholders, the REIT will pay the income tax on such gains, and the REIT stockholders must include their proportionate share of the undistributed long-term capital gains so designated in income. Each REIT stockholder will be deemed to have paid its share of the tax paid by the REIT, which will be credited or refunded to the stockholder. The basis of each stockholder's REIT shares will be increased by its proportionate amount of the undistributed long-term capital gains, net of the tax paid by the REIT, included in such stockholder's long-term capital gains.

    DEPRECIATION RECAPTURE. The maximum tax rate imposed on the long-term capital gains of non-corporate taxpayers is 20%, although a 25% maximum tax rate is imposed on the portion of such gains attributable to the prior depreciation claims in respect of depreciable real property held for more than one year and not otherwise treated as ordinary "recapture" income under Section 1250 of the Internal Revenue Code. The Secretary of the Treasury has the authority to prescribe appropriate regulations on how the capital gains rates will apply to sales and exchanges by partnerships and REITs and of interest in partnerships and REITs. Under this authority, the Secretary of the Treasury issued regulations relating to the taxation of capital gains in the case of sales and exchanges of interests of partnerships, S corporation and trusts, but not of interests in REITs. These regulations apply to transfers that occur on or after September 21, 2000. Accordingly, you are urged to consult with your tax advisors with respect to your capital gain tax liability resulting from a distribution or deemed distribution of capital gains from us and a sale by you of our preferred stock or common stock, as applicable.

    PASSIVE ACTIVITY LOSS AND INVESTMENT INTEREST LIMITATIONS. Distributions, including deemed distributions of undistributed long-term capital gains, from our company and gain from the disposition of the securities will not be treated as passive activity income, and therefore stockholders may not be able to apply any passive losses against such income. Dividends from our company, to the extent they do not constitute a return of capital, will generally be treated as investment income for purposes of the investment income limitation on the deductibility of investment interest. However, net capital gain from the disposition of the securities or capital gain dividends, including deemed distributions of undistributed long-term capital gains, generally will be excluded from investment income.

    SALE OF THE SECURITIES. Upon the sale or exchange of the securities, the holder will generally recognize gain or loss equal to the difference between the amount realized on such sale and the tax basis of such securities. Assuming such securities are held as a capital asset, such gain or loss will be a long-term capital gain or loss if the securities have been held for more than one year. However, any loss recognized by a holder on the sale of common stock or preferred stock held for not more than six months and with respect to which capital gains were required to be included in such holder's income will be treated as a long-term capital loss to the extent of the amount of such capital gains so included.

    TREATMENT OF TAX-EXEMPT SECURITY HOLDERS. Distributions, including deemed distributions of undistributed long-term capital gains, from our company to a tax-exempt employee pension trust or other domestic tax-exempt stockholder generally will not constitute unrelated business taxable income unless the stockholder has borrowed to acquire or carry its common stock or preferred stock. However, qualified trusts that hold more than 10% by value of the shares of particular REITs may be required to treat a specified percentage of these distributions, including deemed distributions of undistributed long-term capital gains, as unrelated business taxable income. The percentage of any REIT dividend, including deemed distributions of undistributed long-term capital gains, treated as unrelated business taxable income is equal to the ratio of
(1) the unrelated business taxable income earned by the REIT, treating the REIT as if it were a qualified trust and therefore subject to tax on unrelated business taxable income, to (2) the total gross income, less particular associated expenses, of the REIT. An exception applies where the ratio set forth in the preceding sentence is less than 5% for any year. For these purposes, a qualified trust is any trust described in section 401(a) of the Internal Revenue Code and exempt from tax under section 501(a) of the Internal Revenue Code.

    The requirement that a percentage of dividends be treated as unrelated business taxable income will apply only if (a) the REIT would not qualify as such for federal income tax purposes but for the application of an exception to the five or fewer requirement applicable to shares held by qualified trusts that looks through to the actual participants in the qualified trust to determine the number of owners and (b) the REIT is predominantly held by qualified trusts. A REIT is predominantly held by qualified trusts if either (a) a single qualified trust holds more than 25% by value of the REIT interests or (b) one or more qualified trusts, each owning more than 10% by value of the REIT interests, hold in the aggregate more than 50% of the REIT interests.

TAXATION OF HOLDERS OF DEBT SECURITIES AND POTENTIAL TAX CONSEQUENCES OF THEIR INVESTMENT IN THE DEBT SECURITIES

    STATED INTEREST AND MARKET DISCOUNT. Holders of debt securities will be required to include stated interest on the debt securities in gross income for federal income tax purposes in accordance with their methods of accounting for tax purposes. Purchasers of debt securities should be aware that the holding and disposition of debt securities may be affected by the market discount provisions of the Internal Revenue Code. These rules generally provide that if a holder of a debt instrument purchases it at a market discount and subsequently recognizes gain on a disposition of the debt instrument, including a gift or payment on maturity, the lesser of such gain or appreciation, in the case of a gift, and the portion of the market discount that accrued while the debt instrument was held by such holder will be treated as ordinary interest income at the time of the disposition. For this purpose, a purchase at a market discount includes a purchase after original issuance at a price below the debt instrument's stated principal amount. The market discount rules also provide that a holder who acquires a debt instrument at a market discount and who does not elect to include such market discount in income on a current basis may be required to defer a portion of any interest expense that may otherwise be deductible on any indebtedness incurred or maintained to purchase or carry such debt instrument until the holder disposes of the debt instrument in a taxable transaction.

    A holder of a debt instrument acquired at a market discount may elect to include the market discount in income as the discount thereon accrues, either on a straight line basis or, if elected, on a constant interest rate basis. The current inclusion election, once made, applies to all market discount obligations acquired by such holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the Securities and Exchange Commission or the Internal Revenue Service. If a holder of a debt security elects to include market discount in income in accordance with the preceding sentence, the foregoing rules with respect to the recognition of ordinary income on a sale or particular other dispositions of such debt security and the deferral of interest deductions on indebtedness related to such debt security would not apply.

    AMORTIZABLE BOND PREMIUM. Generally, if the tax basis of an obligation held as a capital asset exceeds the amount payable at maturity of the obligation, such excess may constitute amortizable bond premium that the holder may elect to amortize under the constant interest rate method and deduct the amortized premium over the period from the holder's acquisition date to the obligation's maturity date. A holder who elects to amortize bond premium must reduce the tax basis in the related obligation by the amount of the aggregate deductions allowable for amortizable bond premium.

    The amortizable bond premium deduction is treated as an offset to interest income on the related security for federal income tax purposes. Each prospective purchaser is urged to consult his tax advisor as to the consequences of the treatment of such premium as an offset to interest income for federal income tax purposes.

    DISPOSITION. In general, a holder of a debt security will recognize gain or loss upon the sale, exchange, redemption, payment upon maturity or other taxable disposition of the debt security. The gain or loss is measured by the difference between (a) the amount of cash and the fair market value of property received and (b) the holder's tax basis in the debt security as increased by any market discount previously included in income by the holder and decreased by any amortizable bond premium deducted over the term of the debt security. However, the amount of cash and the fair market value received excludes cash or other property attributable to the payment of accrued interest not previously included in income, which amount will be taxable as ordinary income. Subject to the market discount and amortizable bond premium rules above, any such gain or loss will generally be long-term capital gain or loss, provided the debt security was a capital asset in the hands of the holder and had been held for more than one year.

BACKUP WITHHOLDING ON SECURITIES

    Under the backup withholding rules, a domestic holder of securities may be subject to backup withholding at the rate of 31% with respect to interest or dividends paid on, and gross proceeds from the sale of, the securities unless such holder (a) is a corporation or comes within other specific exempt categories and, when required, demonstrates this fact or (b) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A holder of securities who does not provide us with his current taxpayer identification number may be subject to penalties imposed by the Commissioner of the Internal Revenue Service. Any amount paid as backup withholding will be creditable against the holder's income tax liability.

    We will report to holders of securities and the Internal Revenue Service the amount of any interest or dividends paid and any amount withheld with respect to the securities during the calendar year.

SPECIAL TAX CONSIDERATIONS OF NON-UNITED STATES STOCKHOLDERS AND POTENTIAL TAX CONSEQUENCES OF THEIR INVESTMENT IN THE SECURITIES

    The rules governing federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign stockholders are complex and we have not attempted to provide more than a summary of those rules in this prospectus. IF YOU ARE A PROSPECTIVE NON-UNITED STATES STOCKHOLDER, YOU SHOULD CONSULT WITH YOUR OWN TAX ADVISORS TO DETERMINE THE IMPACT OF FEDERAL, STATE AND LOCAL INCOME TAX LAWS WITH REGARD TO AN INVESTMENT BY YOU IN THE SECURITIES, INCLUDING ANY REPORTING REQUIREMENTS.

    DISTRIBUTIONS NOT ATTRIBUTABLE TO GAIN FROM THE SALE OR EXCHANGE OF A UNITED STATES REAL PROPERTY
INTEREST. Distributions to non-United States stockholders that are not attributable to gain from sales or exchanges by us of United States real property interests and are not designated by us as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces or eliminates that tax. However, if income from the investment in the common stock or preferred stock is treated as effectively connected with the non-United States stockholder's conduct of a United States trade or business, the non-United States stockholder generally will be subject to federal income tax at graduated rates, in the same manner as United States stockholders are taxed with respect to such distributions. In the case of a non-United States stockholder that is a non-United States corporation, the holder may also be subject to the 30% branch profits tax. Distributions in excess of our current and accumulated earnings and profits will not be taxable to a stockholder to the extent that such distributions do not exceed the adjusted basis of the stockholder's common stock or preferred stock, but rather will reduce the adjusted basis of such shares. To the extent that such distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a non-United States stockholder's shares of common stock or preferred stock, such distributions will give rise to tax liability if the non-United States stockholder otherwise would be subject to tax on any gain from the sale or disposition of his common stock or preferred stock.

    DISTRIBUTIONS ATTRIBUTABLE TO GAIN FROM THE SALE OR EXCHANGE OF A UNITED STATES REAL PROPERTY
INTEREST. For any year in which we qualify as a REIT, distributions that are attributable to gain from sales or exchanges by us of United States real property interests will be taxed to a non-United States stockholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980. Under the Real Property Tax Act, distributions attributable to gain from sales of United States real property interests are taxed to a non-United States stockholder as if such gain were effectively connected with United States business. Non-United States stockholders thus would be taxed at the normal capital gain rates applicable to United States stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Distributions subject to the Real Property Tax Act also may be subject to a 30% branch profits tax in the hands of a non-United States corporate stockholder not entitled to treaty relief or exemption.

    WITHHOLDING OBLIGATIONS FROM DISTRIBUTIONS TO FOREIGN
STOCKHOLDERS. Although tax treaties may reduce our withholding obligations, we generally will be required to withhold from distributions to non-United States stockholders, and remit to the Internal Revenue Service, (a) 35% of designated capital gain dividends, or, if greater, 35% of the amount of any distributions that could be designated as capital gain dividends and (b) 30% of ordinary dividends paid out of earnings and profits. In addition, if we designate prior distributions as capital gain dividends, subsequent distributions, up to the amount of such prior distributions, will be treated as capital gain dividends for purposes of withholding. A distribution in excess of our earnings and profits will be subject to 30% dividend withholding if at the time of the distribution it cannot be determined whether the distribution will be in an amount in excess of our current or accumulated earnings and profits. If the amount of tax withheld by our Company with respect to a distribution to a non-United States stockholder exceeds the stockholder's United States tax liability with respect to such distribution, the non-United States stockholder may file for a refund of such excess from the Internal Revenue Service. Furthermore, the United States Treasury Department has issued final Treasury regulations governing information reporting and certification procedures regarding withholding and backup withholding on certain amounts paid to non-United States stockholders. These withholding regulations, which will apply to covered payments after December 31, 2000, may alter the procedure for claiming the benefits of an income treaty.

    SALES OF COMMON STOCK OR PREFERRED STOCK BY A NON-UNITED STATES
STOCKHOLDER. Gain recognized by a non-United States stockholder upon a sale of his common stock or preferred stock generally will not be taxed under the Foreign Investment in Real Property Tax Act of 1980 if we are a domestically controlled REIT. A domestically controlled REIT is defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by non-United States persons. It is currently anticipated that we will be a domestically controlled REIT, and, therefore, sales of common stock or preferred stock will not be subject to taxation under the Real Property Tax Act. However, because the common stock will, and the preferred stock may, be traded publicly, we may not continue to be a domestically controlled REIT. Furthermore, gain not subject to the Real Property Tax Act will be taxable to a non-United States stockholder if
(a) investment in the common stock or preferred stock is effectively connected with the non-United States stockholder's United States trade or business, in which case the non-United States stockholder will be subject to the same treatment as United States stockholders with respect to such gain, or (b) the non-United States stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and other conditions apply, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains. If the gain on the sale of common stock or preferred stock were to be subject to taxation under the Real Property Tax Act, the non-United States stockholder will be subject to the same treatment as United States stockholders with respect to such gain. The non-United States stockholder may, however, be subject to applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals and the possible application of the 30% branch profits tax in the case of Non-United States corporations. In addition, a purchaser of common stock or preferred stock subject to taxation under the Real Property Tax Act would generally be required to deduct and withhold a tax equal to 10% of the amount realized on the disposition by a non-United States stockholder. Any amount withheld would be creditable against the non-United States stockholder's Foreign Investment in Real Property Tax Act of 1980 tax liability. See "--Withholding obligations from distributions to foreign stockholders" of this section for a discussion of the withholding regulations.

STATE AND LOCAL TAX

    Our company and its stockholders may be subject to state and local tax in various states and localities, including those in which it or they transact business, own property or reside. The tax treatment of our company and the stockholders in such jurisdictions may differ from the federal income tax treatment described above. Consequently, as a prospective investor, you should consult your own tax advisors regarding the effect of state and local tax laws on an investment in our securities.

                       HOW WE PLAN TO SELL THE SECURITIES

    We may sell the securities in any one or more of the following ways:

    - directly to investors;

    - to investors through agents;

    - to dealers;

    - through underwriting syndicates led by one or more managing underwriters; and

    - through one or more underwriters acting alone.

Any underwritten offering may be on a best efforts or a firm commitment basis. We may also make direct sales through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferrable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

    The distribution of the securities may be effected from time to time in one or more transactions:

    - at a fixed price or prices, which may be changed;

    - at market prices prevailing at the time of sale;

    - at prices related to such prevailing market prices; or

    - at negotiated prices.

Any of the prices may represent a discount from the prevailing market prices.

    In the sale of the securities, underwriters or agents may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act of 1933, and any discounts or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. The applicable prospectus supplement will, where applicable:

    - identify any such underwriter or agent;

    - describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each such underwriter or agent and in the aggregate to all underwriters and agents;

    - identify the amounts underwritten; and

    - identify the nature of the underwriter's obligation to take the securities.

    Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than the common stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock and the Series H Preferred Stock, which are listed on the NYSE and PCX. Any common stock sold pursuant to a prospectus supplement will be listed on the NYSE and PCX, subject to official notice of issuance. We may elect to list any series of debt securities or preferred stock, respectively, on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of, or the trading market for, any series of debt securities or preferred stock.

    Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

    If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

    The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters' short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.

    In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.

    We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

    Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against some liabilities, including liabilities under the Securities Act.

    Underwriters, dealers and agents may engage in transactions with us, perform services for us or be our tenants in the ordinary course of business.

    If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate principal amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the securities are being sold to underwriters, we shall have sold to the underwriters the total principal amount of the securities less the principal amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

    To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

                                    EXPERTS

    The audited consolidated financial statements included or incorporated by reference in our Annual Report for the fiscal year ended December 31, 2000 filed on Form 10-K, incorporated in this prospectus by reference, have been audited by Arthur Andersen LLP, independent public accountants. These audited consolidated financial statements are incorporated in this prospectus by reference in reliance upon the authority of Arthur Andersen LLP as experts in accounting and auditing in giving those reports.

                                 LEGAL OPINIONS

    The validity of the securities we are offering will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS, ANY PROSPECTUS SUPPLEMENT AND ANY DOCUMENT INCORPORATED BY REFERENCE. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT OR ADDITIONAL INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THOSE DOCUMENTS.

                            ------------------------

                               TABLE OF CONTENTS

                                          PAGE
                                        --------

Risk Factors..........................      1

Forward-Looking Statements............      8

About This Prospectus.................     10

Where You Can Find More Information...     10

About AvalonBay Communities, Inc......     11

Ratios of Earnings to Combined Fixed
  Charges and Preferred Stock
  Dividends...........................     11

Ratios of Earnings to Fixed Charges...     12

How We Intend to Use the Proceeds.....     13

Description of Debt Securities........     13

Description of Preferred Stock........     28

Description of Common Stock...........     34

Limits on Ownership of Stock..........     36

Federal Income Tax Considerations and
  Consequences of Your Investment.....     38

How We Plan to Sell the Securities....     50

Experts...............................     52

Legal Matters.........................     52


                                  $750,000,000

                                     [LOGO]

                                DEBT SECURITIES
                                PREFERRED STOCK
                                  COMMON STOCK

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                                 MARCH   , 2001

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The expenses in connection with the issuance and distribution of the securities being registered will be borne by AvalonBay Communities, Inc. and are set forth in the following table (all amounts except the registration fee are estimated):

Registration fee............................................  $  181,250
Legal fees and expenses.....................................     450,000
Blue Sky expenses...........................................      50,000
Accounting fees and expenses................................     200,000
Printing fees and expenses..................................     200,000
Miscellaneous...............................................     118,750
                                                              ----------
  Total.....................................................  $1,200,000
                                                              ==========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Subject to certain limited exceptions, AvalonBay's charter and bylaws, each as amended, limit the liability of AvalonBay's directors and officers to AvalonBay and its stockholders for money damages for any breach of any duty owed by such director or officer of AvalonBay to the fullest extent permitted by Maryland law. The Maryland General Corporation Law ("MGCL") generally permits the liability of directors and officers to a corporation or its stockholders for money damages to be limited, unless it is proved that (A)(1) the director or officer actually received an improper personal benefit in money, property or services, (2) the director or officer acted in bad faith, or (3) the director's or officer's act or omission was the result of active and deliberate dishonesty, and (B) the director's or officer's act or omission was material to the matter giving rise to the proceeding. However, if the proceeding was one by or in the right of AvalonBay, indemnification may not be made in respect of any proceeding in which the director or officer shall have been adjudged to be liable to AvalonBay. These provisions do not limit the ability of AvalonBay or its stockholders to obtain other relief, such as an injunction or rescission.

    Pursuant to the authority granted in AvalonBay's charter and bylaws, AvalonBay has also entered into indemnification agreements with certain of its executive officers and members of the board of directors who are not officers of AvalonBay, pursuant to which AvalonBay has agreed to indemnify them against certain liabilities incurred in connection with their service as executive officers and/or directors. These provisions and contracts could reduce the legal remedies available to AvalonBay and its stockholders against these individuals.

ITEM 16.  EXHIBITS.

       EXHIBIT
         NO.            DESCRIPTION
---------------------   -----------
         4.1            Indenture for Senior Debt Securities, dated as of
                          January 16, 1998, between the Company and State Street
                          Bank and Trust Company, as Trustee (Incorporated by
                          reference to the Company's Form 8-K filed on
                          January 21, 1998).

         4.2            First Supplemental Indenture, dated as of January 20, 1998, between the Company and State Street Bank and Trust
                          Company, as Trustee (Incorporated by reference to
                          Exhibit 4.2 to the Company's Form 8-K filed
                          January 21, 1998).

       EXHIBIT
         NO.            DESCRIPTION
---------------------   -----------
         4.3            Second Supplemental Indenture, dated as of July 7, 1998,
                          between the Company and State Street Bank and Trust
                          Company, as Trustee (Incorporated by reference to
                          Exhibit 4.2 to the Company's Form 8-K filed
                          July 9, 1998).

         4.4            Amended and Restated Third Supplemental Indenture, dated as of July 10, 2000, between the Company and State Street
                          Bank and Trust Company, as Trustee (Incorporated by
                          reference to Exhibit 4.4 to the Company's Form 8-K filed
                          on October 13, 2000).

         4.5            Form of Senior Debt Security (Incorporated by reference to
                          Exhibit 4.2 to the Company's Registration Statement on
                          Form S-3 (File No. 333-41511)).

         4.6            Form of Indenture for Subordinated Debt Securities
                          (Incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-3 (File
                          No. 333-41511)).

         4.7            Form of Subordinated Debt Security (Incorporated by
                          reference to Exhibit 4.4 to the Company's Registration
                          Statement on Form S-3 (File No. 333-41511)).

         4.8            Shareholder Rights Agreement, dated March 9, 1998 (the
                          "Rights Agreement"), between the Company and First Union
                          National Bank (as successor to American Stock Transfer and
                          Trust Company) as Rights Agent (including the form of
                          Rights Certificate as Exhibit B). (Incorporated by
                          reference to Exhibit 4.1 to Form 8-A of the Company filed
                          March 11, 1998.)

         4.9            Amendment No. 1 to the Rights Agreement, dated as of
                          February 28, 2000, between the Company and the Rights
                          Agent. (Incorporated by reference to Exhibit 4.2 to Form 8-A/A of the Company filed February 28, 2000.)

         5.1            Opinion of Goodwin Procter LLP as to the legality of the
                          Securities being registered.

         8.1            Opinion of Goodwin Procter LLP as to certain tax matters.

        12.1            Calculation of Ratios of Earnings to Combined Fixed Charges
                          and Preferred Stock Dividends and Ratios of Earnings to
                          Fixed Charges (Incorporated by reference to Exhibit 12.1
                          to the Company's Form 10-K for the year ended
                          December 31, 2000).

        23.1            Consent of Arthur Andersen LLP, Independent Accountants.

        23.2            Consent of Goodwin Procter LLP (included in Exhibit 5.1
                          hereto).

        24.1            Powers of Attorney (included in Part II of this registration statement).

        25.1            Statement of Eligibility of Trustee (Incorporated by
                          reference to Form T-1 filed on January 7, 1998).

ITEM 17.  UNDERTAKINGS.

    (a) The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the
                Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

           PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the undersigned registrant pursuant to Section 13 or
           Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

       (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (d) The registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under
       Section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, AvalonBay
Communities, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement (the "Registration Statement") to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alexandria, Virginia, on this 29th day of March, 2001.

                                                       AVALONBAY COMMUNITIES, INC.

                                                       By:            /s/ RICHARD L. MICHAUX
                                                            -----------------------------------------
                                                                        Richard L. Michaux
                                                                        EXECUTIVE CHAIRMAN

    KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of AvalonBay Communities, Inc. hereby severally constitute Richard L. Michaux or Thomas J. Sargeant, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement filed herewith, a registration statement on Form S-3, which may be subsequently filed pursuant to Rule 462(b) of the Securities Act, and which would incorporate by reference this Registration Statement, and any and all amendments to either of said registration statements, and generally to do all such things in our names and in our capacities as officers and directors to enable AvalonBay
Communities, Inc. to comply with the provisions of the Securities Act and all requirements of the Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to either of said registration statements and any and all amendments thereto.

    Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                   CAPACITY                  DATE
                      ---------                                   --------                  ----
               /s/ RICHARD L. MICHAUX
     -------------------------------------------       Executive Chairman (Principal   March 29, 2001
                 Richard L. Michaux                      Executive Officer)

                 /s/ BRUCE A. CHOATE
     -------------------------------------------       Director                        March 29, 2001
                   Bruce A. Choate

              /s/ MICHAEL A. FUTTERMAN
     -------------------------------------------       Director                        March 29, 2001
                Michael A. Futterman

               /s/ JOHN J. HEALY, JR.
     -------------------------------------------       Director                        March 29, 2001
                 John J. Healy, Jr.

                      SIGNATURE                                   CAPACITY                  DATE
                      ---------                                   --------                  ----
                /s/ GILBERT M. MEYER
     -------------------------------------------       Director                        March 29, 2001
                  Gilbert M. Meyer

                /s/ BRENDA J. MIXSON
     -------------------------------------------       Director                        March 29, 2001
                  Brenda J. Mixson

                 /s/ LANCE R. PRIMIS
     -------------------------------------------       Director                        March 29, 2001
                   Lance R. Primis

                /s/ ALLAN D. SCHUSTER
     -------------------------------------------       Director                        March 29, 2001
                  Allan D. Schuster

                                                       Executive Vice President,
               /s/ THOMAS J. SARGEANT                    Chief Financial Officer and
     -------------------------------------------         Treasurer (Principal          March 29, 2001
                 Thomas J. Sargeant                      Financial and Accounting
                                                         Officer)

                                 EXHIBIT INDEX

       EXHIBIT
         NO.            DESCRIPTION
---------------------   -----------
         4.1            Indenture for Senior Debt Securities, dated as of
                          January 16, 1998, between the Company and State Street
                          Bank and Trust Company, as Trustee (Incorporated by
                          reference to the Company's Form 8-K filed on
                          January 21, 1998).

         4.2            First Supplemental Indenture, dated as of January 20, 1998, between the Company and State Street Bank and Trust
                          Company, as Trustee (Incorporated by reference to
                          Exhibit 4.2 to the Company's Form 8-K filed
                          January 21, 1998).

         4.3            Second Supplemental Indenture, dated as of July 7, 1998,
                          between the Company and State Street Bank and Trust
                          Company, as Trustee (Incorporated by reference to Exhibit 4.2 to the Company's Form 8-K filed
                          July 9, 1998).

         4.4            Amended and Restated Third Supplemental Indenture, dated as of July 10, 2000, between the Company and State Street
                          Bank and Trust Company, as Trustee (Incorporated by
                          reference to Exhibit 4.4 to the Company's Form 8-K filed
                          on October 13, 2000).

         4.5            Form of Senior Debt Security (Incorporated by reference to
                          Exhibit 4.2 to the Company's Registration Statement on
                          Form S-3 (File No. 333-41511)).

         4.6            Form of Indenture for Subordinated Debt Securities
                          (Incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-3 (File
                          No. 333-41511)).

         4.7            Form of Subordinated Debt Security (Incorporated by
                          reference to Exhibit 4.4 to the Company's Registration
                          Statement on Form S-3 (File No. 333-41511)).

         4.8            Shareholder Rights Agreement, dated March 9, 1998 (the
                          "Rights Agreement"), between the Company and First Union
                          National Bank (as successor to American Stock Transfer and
                          Trust Company) as Rights Agent (including the form of
                          Rights Certificate as Exhibit B). (Incorporated by
                          reference to Exhibit 4.1 to Form 8-A of the Company filed
                          March 11, 1998.)

         4.9            Amendment No. 1 to the Rights Agreement, dated as of
                          February 28, 2000, between the Company and the Rights
                          Agent. (Incorporated by reference to Exhibit 4.2 to Form 8-A/A of the Company filed February 28, 2000.)

         5.1            Opinion of Goodwin Procter LLP as to the legality of the
                          Securities being registered.

         8.1            Opinion of Goodwin Procter LLP as to certain tax matters.

        12.1            Calculation of Ratios of Earnings to Combined Fixed Charges
                          and Preferred Stock Dividends and Ratios of Earnings to
                          Fixed Charges (Incorporated by reference to Exhibit 12.1
                          to the Company's Form 10-K for the fiscal year ended
                          December 31, 2000).

        23.1            Consent of Arthur Andersen LLP, Independent Accountants.

        23.2            Consent of Goodwin Procter LLP (included in Exhibit 5.1
                          hereto).

        24.1            Powers of Attorney (included in Part II of this registration statement).

        25.1            Statement of Eligibility of Trustee (Incorporated by
                          reference to Form T-1 filed on January 7, 1998).